                                                                     EXHIBIT 4.1

================================================================================

                                   INDENTURE,

                           Dated as of June 29, 2004,

                                      among

                            VISKASE COMPANIES, INC.,

                                   as Issuer,

                       LASALLE BANK NATIONAL ASSOCIATION,

                       as Trustee and as Collateral Agent,

                      11 1/2% SENIOR SECURED NOTES DUE 2011

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                            INDENTURE
SECTION                                                                                          SECTION
-------                                                                                          ---------
310(a)(1)      ..............................................................................    7.10
   (a)(2)      ..............................................................................    7.10
   (a)(3)      ..............................................................................    7.10
   (a)(4)      ..............................................................................    N.A.
   (a)(5)      ..............................................................................    7.10
   (b)         ..............................................................................    7.03; 7.08; 7.10
   (c)         ..............................................................................    N.A.
311(a)         ...............................................................................   7.03; 7.11
   (b)         ..............................................................................    7.03; 7.11
312(a)         ...............................................................................   2.05
   (b)         ..............................................................................    7.07; 11.03
   (c)         ..............................................................................    11.03
313(a)         ...............................................................................   7.06
   (b)         ..............................................................................    7.06
   (c)         ..............................................................................    7.06
   (d)         ..............................................................................    7.06
314(a)         ...............................................................................   4.06; 4.21
   (b)         ..............................................................................    12.02
   (c)(1)      ..............................................................................    4.06; 11.04
   (c)(2)      ..............................................................................    11.04
   (c)(3)      ..............................................................................    4.06
   (d)         ..............................................................................    12.03
   (e)         ..............................................................................    11.05
   (f)         ..............................................................................    N.A.
315(a)         ..............................................................................    7.01(b)
   (b)         ..............................................................................    7.05
   (c)         ..............................................................................    7.01(a)
   (d)         ..............................................................................    7.01(c)
   (e)         ..............................................................................    6.11
316(a)(last sentence).........................................................................   2.09
   (a)(1)(A)   ..............................................................................    6.05
   (a)(1)(B)   ..............................................................................    6.04
   (a)(2)      ..............................................................................    N.A.
   (b)         ..............................................................................    6.07
   (c)         ..............................................................................    9.04
317(a)(1)      ..............................................................................    6.08
   (a)(2)      ..............................................................................    6.09
   (b)         ..............................................................................    2.04
318(a)         ..............................................................................    11.01
   (b)         ..............................................................................    N.A.
   (c)         ..............................................................................    11.01

--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.         Definitions...............................................................................       1

SECTION 1.02.         Incorporation by Reference of Trust Indenture Act.........................................      29

SECTION 1.03.         Rules of Construction.....................................................................      29

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01.         Form and Dating...........................................................................      30

SECTION 2.02.         Execution and Authentication; Aggregate Principal Amount..................................      31

SECTION 2.03.         Registrar and Paying Agent................................................................      31

SECTION 2.04.         Obligations of Paying Agent...............................................................      32

SECTION 2.05.         Holder Lists..............................................................................      32

SECTION 2.06.         Transfer and Exchange.....................................................................      32

SECTION 2.07.         Replacement Notes.........................................................................      33

SECTION 2.08.         Outstanding Notes.........................................................................      33

SECTION 2.09.         Treasury Notes; When Notes are Disregarded................................................      34

SECTION 2.10.         Temporary Notes...........................................................................      34

SECTION 2.11.         Cancellation..............................................................................      34

SECTION 2.12.         CUSIP Numbers.............................................................................      34

SECTION 2.13.         Deposit of Moneys.........................................................................      35

SECTION 2.14.         Book-Entry Provisions for Global Notes....................................................      35

SECTION 2.15.         Special Transfer Provisions...............................................................      36

SECTION 2.16.         Transfers of Global Notes and Physical Notes..............................................      37

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.         Optional Redemption.......................................................................      38

SECTION 3.02.         Selection of Notes to be Redeemed.........................................................      38

SECTION 3.03.         Notice of Redemption......................................................................      38

SECTION 3.04.         Effect of Notice of Redemption............................................................      39

SECTION 3.05.         Deposit of Redemption Price...............................................................      39

SECTION 3.06.         Notes Redeemed in Part....................................................................      40

SECTION 3.07.         Mandatory Redemption; Offers to Purchase; Open Market Purchases...........................      40

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                                     PAGE
                                            ARTICLE FOUR
                                              COVENANTS

SECTION 4.01.         Payment of Notes..........................................................................      40

SECTION 4.02.         Maintenance of Office or Agency...........................................................      40

SECTION 4.03.         Corporate Existence.......................................................................      41

SECTION 4.04.         Payment of Taxes and Other Claims.........................................................      41

SECTION 4.05.         Maintenance of Properties and Insurance...................................................      41

SECTION 4.06.         Compliance Certificate; Notice of Default.................................................      41

SECTION 4.07.         Waiver of Stay, Extension or Usury Laws...................................................      42

SECTION 4.08.         Limitation on Incurrence of Additional Indebtedness.......................................      42

SECTION 4.09.         Limitation on Restricted Payments.........................................................      43

SECTION 4.10.         Limitation on Asset Sales.................................................................      46

SECTION 4.11.         Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                      Subsidiaries..............................................................................      48

SECTION 4.12.         Limitation on Issuances and Sales of Capital Stock of Subsidiaries........................      49

SECTION 4.13.         Limitation on Liens.......................................................................      50

SECTION 4.14.         Limitations on Transactions with Affiliates...............................................      50

SECTION 4.15.         Additional Subsidiary Guarantees..........................................................      51

SECTION 4.16.         Impairment of Security Interest...........................................................      52

SECTION 4.17.         Minimum EBITDA............................................................................      52

SECTION 4.18.         Real Estate Mortgages and Filings.........................................................      53

SECTION 4.19.         Leasehold Mortgages and Filings...........................................................      54

SECTION 4.20.         Landlord, Bailee and Consignee Waivers....................................................      54

SECTION 4.21.         Pledge of Future Foreign Assets...........................................................      55

SECTION 4.22.         Conduct of Business; Corporate Separateness...............................................      55

SECTION 4.23.         Reports to Holders........................................................................      55

SECTION 4.24.         Excess Cash Flow Offer....................................................................      56

SECTION 4.25.         Repurchase upon Change of Control.........................................................      57

                                            ARTICLE FIVE
                                        SUCCESSOR CORPORATION

SECTION 5.01.         Merger, Consolidation and Sale of Assets..................................................      60

SECTION 5.02.         Successor Entity Substituted..............................................................      61

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                                     PAGE
                                             ARTICLE SIX
                                        DEFAULT AND REMEDIES

SECTION 6.01.         Events of Default.........................................................................      61

SECTION 6.02.         Acceleration..............................................................................      62

SECTION 6.03.         Other Remedies............................................................................      63

SECTION 6.04.         Waiver of Past Defaults...................................................................      63

SECTION 6.05.         Control by Majority.......................................................................      64

SECTION 6.06.         Limitation on Suits.......................................................................      64

SECTION 6.07.         Rights of Holders to Receive Payment......................................................      64

SECTION 6.08.         Collection Suit by Trustee or Collateral Agent............................................      64

SECTION 6.09.         Trustee May File Proofs of Claim..........................................................      65

SECTION 6.10.         Priorities................................................................................      65

SECTION 6.11.         Undertaking for Costs.....................................................................      66

SECTION 6.12.         Restoration of Rights and Remedies........................................................      66

                                            ARTICLE SEVEN
                                               TRUSTEE

SECTION 7.01.         Duties of Trustee.........................................................................      66

SECTION 7.02.         Rights of Trustee.........................................................................      67

SECTION 7.03.         Individual Rights of Trustee..............................................................      68

SECTION 7.04.         Trustee's Disclaimer......................................................................      69

SECTION 7.05.         Notice of Default.........................................................................      69

SECTION 7.06.         Reports by Trustee to Holders.............................................................      69

SECTION 7.07.         Compensation and Indemnity................................................................      70

SECTION 7.08.         Replacement of Trustee....................................................................      71

SECTION 7.09.         Successor Trustee by Merger, Etc..........................................................      72

SECTION 7.10.         Eligibility; Disqualification.............................................................      72

SECTION 7.11.         Preferential Collection of Claims Against Company.........................................      72

SECTION 7.12.         Trustee as Paying Agent and Collateral Agent..............................................      72

SECTION 7.13.         Co-Trustees , Co-Collateral Agent and Separate Trustees and Collateral Agent..............      72

SECTION 7.14.         Form of Documents Delivered to Trustee....................................................      74

                                            ARTICLE EIGHT
                               SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.         Legal Defeasance and Covenant Defeasance..................................................      74

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                                     PAGE
SECTION 8.02.         Satisfaction and Discharge................................................................      76

SECTION 8.03.         Survival of Certain Obligations...........................................................      77

SECTION 8.04.         Acknowledgment of Discharge by Trustee....................................................      77

SECTION 8.05.         Application of Trust Moneys...............................................................      77

SECTION 8.06.         Repayment to the Company; Unclaimed Money.................................................      78

SECTION 8.07.         Reinstatement.............................................................................      78

                                            ARTICLE NINE
                                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.         Without Consent of Holders................................................................      78

SECTION 9.02.         With Consent of Holders...................................................................      79

SECTION 9.03.         Compliance with TIA.......................................................................      81

SECTION 9.04.         Revocation and Effect of Consents.........................................................      81

SECTION 9.05.         Notation on or Exchange of Notes..........................................................      81

SECTION 9.06.         Trustee to Sign Amendments, Etc...........................................................      82

SECTION 9.07.         Conformity with Trust Indenture Act.......................................................      82

                                             ARTICLE TEN
                                              GUARANTEE

SECTION 10.01.        Guarantee.................................................................................      82

SECTION 10.02.        Release of a Guarantor....................................................................      83

SECTION 10.03.        Limitation of Guarantor's Liability.......................................................      84

SECTION 10.04.        Guarantors May Consolidate, etc., on Certain Terms........................................      84

SECTION 10.05.        Contribution..............................................................................      85

SECTION 10.06.        Waiver of Subrogation.....................................................................      85

SECTION 10.07.        Evidence of Guarantee.....................................................................      85

SECTION 10.08.        Waiver of Stay, Extension or Usury Laws...................................................      85

                                           ARTICLE ELEVEN
                                            MISCELLANEOUS

SECTION 11.01.        Trust Indenture Act Controls..............................................................      86

SECTION 11.02.        Notices...................................................................................      86

SECTION 11.03.        Communications by Holders with Other Holders..............................................      87

SECTION 11.04.        Certificate and Opinion as to Conditions Precedent........................................      87

SECTION 11.05.        Statements Required in Certificate or Opinion.............................................      87

SECTION 11.06.        Rules by Trustee, Paying Agent, Registrar.................................................      88

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                                     PAGE
SECTION 11.07.        Legal Holidays............................................................................      88

SECTION 11.08.        Governing Law.............................................................................      88

SECTION 11.09.        No Adverse Interpretation of Other Agreements.............................................      88

SECTION 11.10.        No Recourse Against Others................................................................      88

SECTION 11.11.        Successors................................................................................      88

SECTION 11.12.        Duplicate Originals.......................................................................      88

SECTION 11.13.        Severability..............................................................................      89

SECTION 11.14.        Waiver of Jury Trial......................................................................      89

                                           ARTICLE TWELVE
                                              SECURITY

SECTION 12.01.        Grant of Security Interest................................................................      89

SECTION 12.02.        Opinions..................................................................................      90

SECTION 12.03.        Release of Collateral.....................................................................      90

SECTION 12.04.        Specified Releases of Collateral..........................................................      91

SECTION 12.05.        Release upon Satisfaction or Defeasance of all Outstanding Obligations....................      93

SECTION 12.06.        Form and Sufficiency of Release...........................................................      93

SECTION 12.07.        Purchaser Protected.......................................................................      93

SECTION 12.08.        Authorization of Actions to be Taken by the Collateral Agent Under the Collateral
                      Agreements................................................................................      93

SECTION 12.09.        Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements..........      94

SECTION 12.10.        Intercreditor Agreement...................................................................      94

Exhibit A         -        Form of  Initial Note................................................................      A
Exhibit B         -        Form of Unit.........................................................................      B
Exhibit C         -        Form of Exchange Note................................................................      C
Exhibit D         -        Form of Legend for Global Notes......................................................      D
Exhibit E         -        Form of Certificate to Be Delivered in Connection with Transfers to
                               Non-QIB Accredited Investors.....................................................      E
Exhibit F         -        Form of Certificate to Be Delivered in Connection with Transfers
                               Pursuant to Regulation S.........................................................      F

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

      INDENTURE, dated as of June 29, 2004, among Viskase Companies, Inc., a Delaware corporation (the "Company"), and LaSalle Bank National Association, as Trustee (in such capacity, the "Trustee") and Collateral Agent (in such capacity, the "Collateral Agent").

                                   WITNESSETH:

      WHEREAS, the Company has duly authorized the creation of an issue of 90,000 units consisting of 11 1/2% Senior Secured Notes due 2011 and 90,000 warrants.

      WHEREAS, the Company has duly authorized the creation of an issue of 11 1/2% Senior Secured Notes due 2011 (the "Initial Notes"), and 11 1/2% Senior Secured Exchange Notes due 2011 (the "Exchange Notes," and collectively with the Initial Notes and any Additional Notes (as herein defined) the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

      WHEREAS, all things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company to make this Indenture a valid and binding agreement of the Company, have been done.

      NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01. Definitions.

      "144A Global Notes" has the meaning set forth in Section 2.01.

      "8% Senior Notes" means the Company's 8% Senior Subordinated Secured Notes due 2008.

      "Acceleration Notice" has the meaning set forth in Section 6.02.

      "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries (other than in the event of such a merger, consolidation or acquisition of assets in which the Company or any of its Subsidiaries is the surviving entity or assumes such Indebtedness) or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

      "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

      "Additional Notes" means the Notes originally issued after the Issue Date from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02.

      "Administrative Agent" means (i) the initial Lender under the Credit Agreement until such time as an agent is appointed to act on behalf of the Lenders thereunder and (ii) from and after the appointment of such agent, such agent.

      "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of the Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

      "Affiliate Transaction" has the meaning set forth in Section 4.14.

      "Agent" means any Registrar, Paying Agent or co-Registrar.

      "Agent Members" has the meaning set forth in Section 2.14 and means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

      "Applicable Indebtedness" means:

            (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Indebtedness that is pari passu with the Notes and secured at such time by Collateral; or

            (2) in respect of any other asset, Indebtedness that is pari passu with the Notes.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Acquisition" means:

            (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

            (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases or non-exclusive licenses, in each case, entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of:

            (1) any Capital Stock of any Restricted Subsidiary of the Company;
      or

            (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

      provided, however, that Asset Sales shall not include:

                  (a) any transaction or series of related transactions for
            which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000;

                  (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

                  (c) any Restricted Payment permitted under Section 4.09,
            including a Permitted Investment;

                  (d) the sale of inventory in the ordinary course of business;

                  (e) the sale of Cash Equivalents; and

                  (f) the sale or other disposition of used, worn out, obsolete or surplus equipment.

      "Authenticating Agent" has the meaning set forth in Section 2.02.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections 101 et seq.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have meanings correlative to the foregoing.

      "Board of Directors" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means a day that is not a Legal Holiday.

      "Capital Stock" means:

            (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

            (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

            (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

      "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Cash Equivalents" means:

            (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S & P") or Moody's Investor Service, Inc. ("Moody's");

            (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

            (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

            (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
      (4) above; and

            (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through
      (5) above.

      "Change of Control" means the occurrence of one or more of the following events:

            (1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

            (2) any Person or Group, other than Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly whether by merger or consolidation, of a majority of the total outstanding Voting Stock of the Company as measured by voting power; provided that there shall be no Change of Control pursuant to this clause (2) if the Permitted Holders continue to have the right or ability by voting power; contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

            (3) the adoption of a plan for the liquidation or dissolution of the Company; or

            (4) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided that there shall be no Change of Control pursuant to this clause (4) if since the Issue Date the Permitted Holders continue to own, directly or indirectly, (a) at least 90% of the Voting Stock of the Company held by the Permitted Holders as of the Issue Date, (b) more Voting Stock than any other Person or Group (other than a Group consisting solely of Merrill Lynch and Co., Inc., Northeast Investors Trust and their respective Affiliates), (c) more Voting Stock than Merrill Lynch & Co., Inc. and its Affiliates and (d) more Voting Stock than Northeast Investors Trust and its Affiliates.

Notwithstanding anything to the contrary in the immediately preceding sentence, none of the events described in clauses (1) through (4) thereof shall be deemed to constitute a "Change of Control" if (x) such event shall have occurred (aa) prior to the second anniversary of the Issue Date or (bb) subsequent to such second anniversary within 10 Business Days of the receipt by the relevant parties of any requisite governmental approval or consent relating to the transaction giving rise to such event and the only reason with respect to which such transaction could not have occurred prior to such second anniversary was the failure of such parties to have obtained such governmental approval or consent, and (y) immediately after giving effect thereto, (i) the Consolidated Leverage Ratio of the Company is 0.5 times lower on a pro forma basis than the Consolidated Leverage Ratio of the Company immediately before the occurrence of such event and (ii) no Default or Event of Default shall have occurred and be continuing.

      "Change of Control Offer" has its meaning set forth in Section 4.25.

      "Change of Control Payment Date" has its meaning set forth in Section
4.25.

      "Collateral" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

      "Company" has the meaning set forth in the preamble to this Indenture.

      "Collateral Agent" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

      "Collateral Agreements" means, collectively, the Security Agreement, the Pledge Agreement, the Control Agreements (as defined in the Security Agreement), the Intellectual Property Security Agreement (as defined in the Security Agreement), each Mortgage and each Foreign Collateral Agreement, in each case, as the same may be in force from time to time.

      "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

      "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 15, 2008) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the notes was June 15, 2008).

      "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

      "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

            (1) Consolidated Net Income; and

            (2) to the extent Consolidated Net Income has been reduced thereby:

                  (a) all income taxes of such Person and its Restricted
            Subsidiaries paid or accrued in accordance with GAAP for such period;

                  (b) Consolidated Interest Expense and interest expense
            attributable to amortization and write-offs of deferred financing costs; and

                  (c) Consolidated Non-cash Charges less any non-cash items
            increasing Consolidated Net Income for such period;

      all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

      "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.

      In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

            (1) (a) the incurrence or repayment of any Indebtedness (other than in respect of the Credit Agreement) of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) (i) if a Specified Transaction is occurring on, or has occurred prior to, the Transaction Date, the deemed incurrence of Indebtedness under the Credit Agreement on the first day of the Four Quarter Period and for such entire Four Quarter Period and the Transaction Date at a rate of interest equal to the maximum non-default rate of interest applicable to extensions of credit thereunder and in an aggregate principal amount equal to the Maximum RCF Debt Amount then in effect regardless of whether the Company could have obtained extensions of credit thereunder in an aggregate principal amount equal to the Maximum RCF Debt Amount then in effect and (ii) if a Specified Transaction is not occurring on, and has not occurred prior to, the Transaction Date, the deemed incurrence of Indebtedness under the Credit Agreement on the first day of the Four Quarter Period and for such entire Four Quarter Period and the Transaction Date at a rate of interest equal to the rate of interest applicable to extensions of credit thereunder and in an aggregate principal amount equal to the outstanding aggregate principal amount of extensions of credit thereunder, in each case, immediately after giving effect to such transaction or event; and

            (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Sale or other disposition or Asset Acquisition and any expense or costs savings (calculated on a basis consistent with Regulation S-X under the Exchange Act of 1934) attributable to the assets that are the subject of the Asset Sale or other disposition or Asset Acquisition; provided that (x) such expense or cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of such Asset Sale or other disposition or Asset Acquisition and such Officers' Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such Asset Sale or other disposition or Asset Acquisition to effect such expense or cost savings and sets forth the specific steps to be taken within such 90 day period to accomplish such expense or cost savings, and
      (y) with respect to each Asset Sale or other disposition or Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the expense and cost savings identified in such Officers' Certificate) occurred on the first day of the Four Quarter Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

      Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

            (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

            (b) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

      "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

            (1) Consolidated Interest Expense; plus

            (2) the product of (x) the amount of all dividend payments on any Disqualified Capital Stock of such Person and any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (excluding amortization or write-off of deferred financing costs) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and
(c) net cash costs under all Interest Swap Obligations (including amortization of fees).

      "Consolidated Leverage Ratio" means, with respect to any Person, as of any Transaction Date, the ratio of (x) Consolidated Total Debt of such Person as of the Transaction Date to (y) Consolidated EBITDA of such Person for the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the Transaction Date for which financial statements are available (the "Transaction Date").

      In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Total Debt" and "Consolidated EBITDA" shall be calculated after giving effect on a pro forma basis for the period of such calculation and the Transaction Date, as applicable, to:

            (1) (a) the incurrence or repayment of any Indebtedness (other than in respect of the Credit Agreement) of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) (i) if a Specified Transaction is occurring on, or has occurred prior to, the Transaction Date, if a Specified Transaction is occurring on, or has occurred prior to, the Transaction Date, the deemed incurrence of Indebtedness under the Credit Agreement on the first day of the Four Quarter Period and for such entire Four Quarter Period and the Transaction Date at a rate of interest equal to the maximum non-default rate of interest applicable to extensions of credit thereunder and in an aggregate principal amount equal to the Maximum RCF Debt Amount then in effect regardless of whether the Company could have obtained extensions of credit thereunder in an aggregate principal amount equal to the Maximum RCF Debt Amount then in effect and
      (ii) if a Specified Transaction is not occurring on, and has not occurred prior to, the Transaction Date, the deemed incurrence of Indebtedness under the Credit Agreement on the first day of the Four Quarter Period and for such entire Four Quarter Period and the Transaction Date at a rate of interest equal to the rate of interest applicable to extensions of credit thereunder and in an aggregate principal amount equal to the outstanding aggregate principal amount of extensions of credit thereunder, in each case, immediately after giving effect to such transaction or event; and

            (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Sale or other disposition or Asset Acquisition and any expense or costs savings (calculated on a basis consistent with Regulation S-X under the Exchange Act of 1934) attributable to the assets that are the subject of the Asset Sale or other disposition or Asset Acquisition; provided that (x) such expense or cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of such Asset Sale or other disposition or Asset Acquisition and such Officers' Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such Asset Sale or other disposition or Asset Acquisition to effect such expense or cost savings and sets forth the specific steps to be taken within such 90 day period to accomplish such expense or cost savings, and
      (y) with respect to each Asset Sale or other disposition or Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the expense and cost savings identified in such Officers' Certificate) occurred on the first day of the Four Quarter Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

      "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

            (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

            (2) after-tax items classified extraordinary or non-recurring gains and losses;

            (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

            (4) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

            (5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

            (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

            (7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

            (8) the cumulative effect of a change in accounting principles;

            (9) non-cash charges resulting from the impairment of intangible assets; and

            (10) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

      "Consolidated Total Debt" means, with respect to any Person, as of any date, the consolidated Indebtedness of such Person and its Restricted Subsidiaries of the nature referred to in clauses (1), (2), (3), (4), (5) and
(9) of the definition of the term "Indebtedness."

      "Consolidated Working Capital" means, with respect to any Person, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries on such date, but excluding (i) the current portion of liabilities in respect of pension contributions and postretirement benefits of such Person and its Restricted Subsidiaries to the extent not included in clauses (D) and (E), respectively, of clause (ii) of the definition of the term "Excess Cash Flow" and (ii) any Funded Debt.

      "Covenant Defeasance" has the meaning set forth in Section 8.01.

      "Credit Agreement" means the Loan and Security Agreement dated as of the Issue Date, among the Company and the lender or the lenders party thereto (together with its or their successors and assigns, the "Lender" or "Lenders") and the Administrative Agent, together with the related documents thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreement and related documents may be amended, restated, supplemented or otherwise modified from time to time, in whole or in part, including any amendment, restatement, supplement or other modification extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings does not exceed the aggregate amount of Indebtedness permitted under clauses (2) and (16) of the definition of the term "Permitted Indebtedness") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, but excluding any amendment, restatement, supplement or other modification that provides for terms more adverse to the Holders or less favorable or more onerous to the Company and its Restricted Subsidiaries.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

      "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

      "Depository" means DTC, its nominees and successors.

      "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the 91st day after the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such 91st day.

      "Domestic Restricted Subsidiary" means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

      "Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

      "DTC" means The Depositary Trust Company, its nominees and successors.

      "Eligible Accounts Receivable" mean the accounts receivable (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of the Company and the Guarantors that are not more than 90 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent financial consolidated balance sheet of the Company and the Guarantors, all in accordance with GAAP.

      "Eligible Inventory" means inventory of the Company and the Guarantors consisting of finished goods held by the Company or any Guarantor for sale in the ordinary course of business.

      "Eligible Raw Inventory" means inventory of the Company and the Guarantors consisting of raw material to be consumed or used by the Company or any Guarantor in the production of goods to be held by the Company or any Guarantor for sale in the ordinary course of business.

      "Eligible WIP Inventory" means inventory of the Company and the Guarantors consisting of work-in-process relating to the production of goods to be held by the Company or any Guarantor for sale in the ordinary course of business.

      "Equity Offering" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      "Event of Default" has the meaning set forth in Section 6.01.

      "Excess Cash Flow" means, with respect to any fiscal year of the Company, the excess of (i) the sum of (A) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such fiscal year and (B) decreases in Consolidated Working Capital of the Company and its Restricted Subsidiaries for such fiscal year over (ii) the sum of (A) consolidated capital expenditures actually made in cash by the Company and its Restricted Subsidiaries during such fiscal year, (B) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such fiscal year but only to the extent such Consolidated Interest Expense was actually paid in cash during such fiscal year, (C) income taxes actually paid in cash by the Company and its Restricted Subsidiaries during such fiscal year, (D) pension contributions actually made in cash by the Company and its Restricted Subsidiaries during such fiscal year but only to the extent such contributions were not deducted in calculating such Consolidated EBITDA, (E) postretirement benefits actually paid in cash by the Company and its Restricted Subsidiaries during such fiscal year but only to the extent such payments were not deducted in calculating such Consolidated EBITDA and (F) increases in Consolidated Working Capital of the Company and its Restricted Subsidiaries for such fiscal year.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

      "Exchange Notes" has the meaning set forth in the first recital of this Indenture.

      "Exchange Offer" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of notes having substantially identical terms to the Notes registered under the Securities Act.

      "Excluded Assets" means, with respect to the Company or any of its Restricted Subsidiaries that is an obligor under any Collateral Agreement, (a) Voting Stock of any first-tier Foreign Subsidiary of such obligor constituting more than sixty-five percent (65%) of the issued and outstanding Voting Stock of such first-tier Foreign Subsidiary, (b) the Excluded Capital Stock of any Subsidiary of such obligor, (c) any rights under any Account (as defined in the Security Agreement), contract, license or other agreement or any General Intangible (as defined in the Security Agreement), in each case, to the extent that the grant of a security interest under any Collateral Agreement (i) would invalidate the underlying rights of such obligor in such General Intangible,
(ii) is prohibited by such Account, contract, license, agreement, intellectual property or General Intangible without the consent of any other party thereto,
(iii) would give any other party to such Account, contract, license, agreement or General Intangible the right to terminate its obligations thereunder, or (iv) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided, however, that nothing herein shall be intended to limit the affect of 9-406 of the Code (as defined in the Security Agreement) or otherwise limit or restrict the conveyance by such obligor of any rights under any such Account, contracts, licenses, agreements or General Intangibles to the extent which would not be violative of the restrictive terms thereof or (d) Equipment (as defined in the Security Agreement) subject to a Permitted Lien of the type described in clauses (6), (7), (13), (14) and (18) of the definition thereof, in each case, with respect to which such obligor is prohibited from granting a security interest under the terms of the Indebtedness incurred to finance the purchase of such Equipment.

      "Excluded Capital Stock" means, with respect to any Subsidiary of the Company whose Capital Stock is pledged by the Company or any of its Restricted Subsidiaries as an obligor under any Collateral Agreement in favor of the Collateral Agent, that portion of such Subsidiary's Capital Stock that would otherwise constitute Collateral to the extent the greater of the par value, book value as carried by such obligor or the market value of any such Capital Stock is equal to or greater than 20% of the aggregate principal amount of the Notes then outstanding.

      "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

      "Foreign Collateral" means the tangible and intangible assets of any Foreign Restricted Subsidiary of the Company in which a Lien has been granted in favor of the Collateral Agent pursuant to a Foreign Collateral Agreement.

      "Foreign Collateral Agreement" means each agreement executed and delivered by any Foreign Restricted Subsidiary of the Company pursuant to which such Foreign Restricted Subsidiary has granted a Lien on any of its tangible or intangible assets in favor of the Collateral Agent.

      "Foreign Grantor" means each Foreign Restricted Subsidiary of the Company that has granted a Lien on any of its tangible or intangible assets in favor of the Collateral Agent pursuant to a Foreign Collateral Agreement.

      "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

      "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

      "Four Quarter Period" has the meaning set forth in the definition of the term "Consolidated Fixed Charge Coverage Ratio".

      "Funded Debt" means all Indebtedness for borrowed money of the Company and its Restricted Subsidiaries that matures more than one year from the date of its incurrence or matures within one year from such date and is renewable or extendable, at the option of the Company or one of its Restricted Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Company, Indebtedness in respect of the Notes.

      "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

      "Global Notes" has the meaning set forth in Section 2.01.

      "Guarantee" has the meaning set forth in Section 10.01.

      "Guarantor" means each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

      "Holder" means the Person in whose name a Note is registered on the registrar's books.

      "IAI Global Notes" has the meaning set forth in Section 2.01.

      "Immaterial Subsidiary" means any Restricted Subsidiary of the Company that has (1) assets with a Fair Market Value or book value (whichever is greater) less than $500,000 and (2) revenues not exceeding $1,000,000 during the last twelve months preceding the Issue Date and, thereafter, during the twelve months preceding the Company's most recent fiscal quarter.

      "incur" has the meaning set forth in Section 4.08.

      "Indebtedness" means with respect to any Person, without duplication:

            (1) all Obligations of such Person for borrowed money;

            (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) all Capitalized Lease Obligations of such Person, other than Capital Lease Obligations that are not or will not be included in the audited consolidated financial statements of such Person prepared in accordance with GAAP due to the immateriality, as determined in good faith by such Person, of such obligations;

            (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice);

            (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

            (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (7) through (9) below;

            (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above and clauses (8) and (9) below which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

            (8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

            (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (a) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (b) the outstanding principal amount of any Indebtedness with original issue discount as of any date shall be the accreted value thereof.

      "Indemnified Party" has the meaning set forth in Section 7.07.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Indenture Documents" means, collectively, this Indenture, the Notes, the Guarantees, and the Collateral Agreements.

      "Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

      "Initial Notes" has the meaning set forth in the first recital to this Indenture.

      "Initial Purchasers" means Jefferies & Company, Inc.

      "Intercreditor Agreement" means the Intercreditor Agreement among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

      "Interest Payment Date" means June 15 and December 15 of each year.

      "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee, but excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, that are recorded as accounts receivable on the balance sheet of the Company or such Restricted Subsidiary, as the case may be. For the purposes of
Section 4.09 covenant, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an "Investment" on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Issue Date" means the date of original issuance of the Notes.

      "Leased Premises" has the meaning set forth in Section 4.19.

      "Legal Defeasance" has the meaning set forth in Section 8.01.

      "Legal Holiday" has the meaning set forth in Section 11.07.

      "Lenders" has the meaning set forth in the definition of the term "Credit Agreement."

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

      "Maturity Date" means June 15, 2011.

      "Maximum RCF Debt Amount" means as of any date occurring (1) prior to the date that a Specified Transaction has occurred, the excess of (x) $20.0 million over (y) the aggregate amount of repayments of Indebtedness under the Credit Agreement with the proceeds of Shared Collateral pursuant to clause (3)(a) of
Section 4.10 and (2) on or subsequent to the date that a Specified Transaction has occurred, the excess of (x) the greater of (a) $20.0 million and (b) the sum of (i) 90% of the aggregate amount of all Eligible Accounts Receivable, (ii) 70% of the value of all Eligible Inventory, in each case, on such date (iii) 70% of the value of all Eligible WIP Inventory and (iv) 70% of the value of all Eligible Raw Inventory and (y) the aggregate amount of repayments of Indebtedness under the Credit Agreement with the proceeds of Shared Collateral pursuant to clause (3)(a) of Section 4.10.

      "Merger Proceeds" has the meaning set forth in Section 4.09.

      "Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises and/or the Leased Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

      "Net Cash Proceeds" means, with respect to any Asset Sale or Specified Issuance, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale or such Specified Issuance, as the case may be, net of:

            (1) reasonable out-of-pocket costs, commissions, expenses and fees relating to such Asset Sale or such Specified Issuance, as the case may be (including, without limitation, legal, accounting and investment banking fees and sales commissions);

            (2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash or accruing or to be accrued in connection with such Asset Sale or such Specified Issuance, as the case may be;

            (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale or Specified Issuance, as the case may be; and

            (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or such Specified Issuance, as the case may be.

      "Net Proceeds Offer" has the meaning set forth in Section 4.10.

      "Net Proceeds Offer Amount" has the meaning set forth in Section 4.10.

      "Net Proceeds Offer Payment Date" has the meaning set forth in Section
4.10.

      "Net Proceeds Offer Trigger Date" has the meaning set forth in Section
4.10.

      "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

      "Notes" has the meaning set forth in the first recital to this Indenture.

      "Notes Priority Collateral" means all existing and after-acquired real property, fixtures and improvements thereon, equipment and proceeds thereof of the Company and the Guarantors.

      "Obligations" means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering" means the offering of the Notes hereunder.

      "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer of the Company.

      "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

      "Offshore Physical Notes" has the meaning set forth in Section 2.01.

      "Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Trustee or Collateral Agent, as applicable, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

      "Paying Agent" has the meaning set forth in Section 2.03.

      "Permitted Holders" means Carl C. Icahn and his Affiliates.

      "Permitted Indebtedness" means, without duplication, each of the following:

            (1) Indebtedness under the Notes issued in the Offering or in the Exchange Offer in an aggregate outstanding principal amount not to exceed $90.0 million and the related Guarantees;

            (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the Maximum RCF Debt Amount;

            (3) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness evidenced by the Notes or under the Credit Agreement);

            (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

            (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (6) (a) Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that (i) such Indebtedness shall be unsecured and contractually subordinated in all respects to the obligations of the Company under the Notes or such Guarantor under its Guarantee, as the case may be, and (ii) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness and (b) intercompany Indebtedness of any Foreign Restricted Subsidiary for so long as such Indebtedness is held by (i) the Company or any Guarantor and is permitted to be made by the Company or such Guarantor in such Restricted Subsidiary pursuant to clause (1)(b)(i) of the definition of the term "Permitted Investment" or (ii) any other Foreign Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

            (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $10.0 million at any time outstanding;

            (10) Refinancing Indebtedness;

            (11) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

            (12) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

            (13) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are concurrently with the incurrence thereof used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

            (14) obligations of the Company or any of its Restricted Subsidiaries in respect of performance and surety bonds and completion guarantees incurred in the ordinary course of business;

            (15) Indebtedness of Foreign Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $2.0 million; and

            (16) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement).

      For purposes of determining compliance with Section 4.08, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.08. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

      "Permitted Investments" means:

            (1) (a) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor and (b) Investments in any Person that is or will become immediately after such Investment a Foreign Restricted Subsidiary by (i) the Company or any Guarantor so long as the aggregate amount of all such Investments are in the form of intercompany loans entered into in the ordinary course of business that rank equally in right of payment with all other senior obligations of such Person, are not subordinated in right of payment to any other Indebtedness of such Person, and do not exceed $15.0 million at any time outstanding and (ii) any other Foreign Restricted Subsidiary;

            (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Notes and the Indenture;

            (3) Investments in cash and Cash Equivalents;

            (4) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

            (5) Investments in the Notes;

            (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

            (7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

            (8) Investments in existence on the Issue Date;

            (9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

            (10) advances to suppliers and customers in the ordinary course of business; and

            (11) additional Investments not to exceed $2.0 million at any time outstanding.

      "Permitted Liens" means the following types of Liens:

            (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, or government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (4) any judgment Lien not giving rise to an Event of Default;

            (5) easements, rights-of-way, zoning restrictions and other similar charges, encumbrances or title defects in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (9) of the definition of "Permitted Indebtedness;" provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (9) of the definition of "Permitted Indebtedness;"

            (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (12) Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

            (13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

                  (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (b) such Liens do not extend to or cover any property or
            assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (14) Liens existing as of the Issue Date and securing Permitted Indebtedness of the type described in clause (3) of the definition thereof to the extent and in the manner such Liens are in effect on the Issue Date;

            (15) Liens securing the Notes and all other monetary obligations under this Indenture and the Guarantees;

            (16) Liens securing Indebtedness under the Credit Agreement to the extent such Liens are subject to the provisions of the Intercreditor Agreement and such Indebtedness is permitted under clause (2) or (16) of the definition of the term "Permitted Indebtedness" and all other Obligations thereunder;

            (17) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (15) of the definition of the term "Permitted Indebtedness;" provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien; and

            (18) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with
      Section 4.08; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

      "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      "Physical Notes" has the meaning set forth in Section 2.01.

      "Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, made by the Company and the Guarantors that become parties thereto in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

      "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

      "Premises" has the meaning set forth in Section 4.18.

      "Private Placement Legend" means the legend set forth on the Initial Notes in the form set forth in Exhibit A.

      "Public Equity Offering" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

      "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided, that (1) the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, (2) such Indebtedness shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto with such financing and (3) such Indebtedness is incurred either concurrently or within 30 days of such acquisition, installation, construction or improvement.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

      "RCF Excess Cash Flow Offer Conditions" means, as of any date of determination, (i) both before and after giving effect to the payment to be made pursuant to an Excess Cash Flow Offer, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement , and (ii) (A) if the Company will not borrow under the Credit Agreement to make such payment, the Company shall have had the ability to draw at least $5,000,000 under the Credit Agreement for the thirty-day period ending on the date of such payment and believes that it will continue to have such ability for the thirty-day period commencing on such date, and (B) if the Company will borrow under the Credit Agreement to make all or any portion of such payment, the Company shall have had the ability to draw at least $10,000,000 under the Credit Agreement for the thirty-day period ending on the date of such payment and believes that it will continue to have such ability for the thirty-day period commencing on such date. Each condition set forth in the immediately preceding sentence shall only be applicable to the extent the Credit Agreement contains a covenant containing such condition that prohibits the Company from consummating any Excess Cash Flow Offer.

      "RCF Priority Collateral" means all existing and after-acquired inventory, accounts receivable, lockboxes, deposit accounts into which payments therefor are deposited and proceeds thereof of the Company and the Guarantors.

      "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

      "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture and the Notes.

      "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

      "Reference Date" has the meaning set forth in Section 4.09.

      "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York selected by the Company.

      "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

      "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.08 (other than pursuant to Permitted Indebtedness) or clause (1), (3) or (10) of the definition of Permitted Indebtedness, in each case that does not:

            (1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing, (y) the amount of accrued but unpaid interest thereon and any premium required to be paid thereon under the terms of the instrument governing such Indebtedness and (z) the amount of reasonable fees, expenses and defeasance costs relating to the Refinancing of such Indebtedness being Refinanced;

            (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

            (3) if the obligor of the Indebtedness that is being Refinanced is the Company, change the obligor or add any additional obligors on such Refinancing Indebtedness;

            (4) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness); or

            (5) afford the holders of such Refinancing Indebtedness covenants, defaults, rights or remedies more burdensome to the obligors than those contained in the Indebtedness being Refinanced.

      If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

      "Register" is defined in Section 2.03.

      "Registrar" has the meaning set forth in Section 2.03.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Global Notes" has the meaning set forth in Section 2.01.

      "Related Businesses" means any business in which the Company or any Restricted Subsidiary of the Company was engaged on the Issue Date and any other businesses that in the good faith judgment of the Board of Directors of the Company are similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

      "Replacement Assets" has the meaning set forth in Section 4.10.

      "Released Interests" has the meaning set forth in Section 12.04.

      "Restricted Payment" has the meaning set forth in Section 4.09.

      "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of counsel with respect to whether any Note constitutes a Restricted Security.

      "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary. Unless the context otherwise requires, references to Restricted Subsidiaries shall be deemed to be references to Restricted Subsidiaries of the Company.

      "Rule 144A" means Rule 144A under the Securities Act.

      "SEC" has the meaning set forth in Section 4.23.

      "Secured Parties" has the meaning set forth in the Security Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

      "Shared Collateral" means all Collateral other than the Notes Priority Collateral, the RCF Priority Collateral and any Foreign Collateral.

      "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

      "Specified Issuance" means any issuance of Qualified Capital Stock described in clause (10) of clause (b) of Section 4.09.

      "Specified Transaction" means any transaction consummated after the Issue Date pursuant to which (1) the Company or any Restricted Subsidiary of the Company acquires (a) all of the Capital Stock of any Person engaged in a Related Business or (b) all or substantially all of the assets of any Person constituting a business or business line that is a Related Business, or (2) any Person engaged in a Related Business acquires all of the Capital Stock or all or substantially all of the assets of the Company in accordance with Section 5.01 and pursuant thereto becomes the issuer of the Notes, in each such case, for aggregate consideration in excess of $1.0 million.

      "Subsidiary" with respect to any Person, means:

            (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

            (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

      Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Company.

      "Surviving Entity" has the meaning set forth in Section 5.01.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb) as amended, as in effect on the date of this Indenture.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

      "Transaction Date" has the meaning set forth in the definition of the term "Consolidated Fixed Charge Coverage Ratio".

      "Trustee" has the meaning set forth in the preamble to this Indenture.

      "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Unit" means a unit consisting of one Note in aggregate principal amount of $1,000 and one Warrant.

      "Unrestricted Cash" means, at any time, cash and Cash Equivalents of the Company and its Restricted Subsidiaries to the extent such cash and Cash Equivalents is (i)(a) not subject to any Lien (other than a Permitted Lien described in clause (15) or (16) of the definition thereof) or (b) on deposit in, or credited to, any escrow or similar account and (ii) included in "cash and cash equivalents" and not "restricted cash" on the consolidated balance sheet of the Company or any such Restricted Subsidiary.

      "Unrestricted Subsidiary" of any Person means:

            (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directs of such Person in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

            (1) the Company certifies to the Trustee that such designation complies with Section 4.09; and

            (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

            (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

            (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

      Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

      "U.S. Legal Tender" means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

      "U.S. Physical Notes" has the meaning set forth in Section 2.01.

      "Valuation Date" has the meaning set forth in Section 12.04.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

      "Warrant Agreement" means the Warrant Agreement dated as of the date hereof among the Company and Wells Fargo Bank, National Association, as warrant agent, as such agreement may be amended, modified and supplemented from time to time in accordance with the terms thereof.

      "Warrants" has the meaning given to such term in the Warrant Agreement.

      "Warrant Shares" has the meaning given to such term in the Warrant Agreement.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

            (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      "Wholly-Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

      SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes.

      "indenture security holder" means a Holder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company or any other obligor on the Notes.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.03. Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (6) when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation";

            (7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

            (8) unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

                                   ARTICLE TWO

                                    THE NOTES

      SECTION 2.01. Form and Dating.

      The Initial Notes and the Additional Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Units shall be substantially in the form of Exhibit B hereto. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit C hereto. The Notes and Warrants will be mandatorily separated upon the earlier to occur of (i) 180 days following the consummation of the Issue Date; (ii) the date on which a registration statement for a registered exchange offer with respect to the Notes is declared effective under the Securities Act; (iii) the date on which a shelf registration statement with respect to Warrant Shares is declared effective under the Securities Act; and (iv) such date as the Initial Purchaser in its sole discretion shall determine. The Notes may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

      The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit C, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the "144A Global Notes"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit D.

      Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent global notes registered form, substantially in the form set forth in Exhibit A (the "IAI Global Notes"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit D.

      Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially (i) in the form of one or more global notes registered form, substantially in the form set forth in Exhibit A ("Regulation S Global Notes", and, together with the 144A Global Notes and IAI Global Notes, the "Global Notes") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit D or (ii) in the form of certificated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes").

      The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

      Notes offered and sold in reliance on any exemption from registration under the Securities Act other than pursuant to Rule 144A or Rule 501(a)(1),
(2), (3) or (7) or Regulation S shall be issued, and Notes offered and sold in reliance on Rule 144A and Rule 501(a)(1), (2), (3) or (7) may be issued, in the form of certificated Notes and Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

      The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

      SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

      An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

      A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $90,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, (iii) subject to compliance with Section 4.08, one or more series of Additional Notes in an unlimited amount and (iv) Initial Units of 90,000, in each case, upon written orders of the Company in the form of an authentication and delivery order, which authentication and delivery order shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08. In addition, each authentication and delivery order shall specify the amount of Notes and Units to be authenticated and the date on which the Notes and Units are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes and Units to be issued as Global Notes, Offshore Physical Notes or U.S. Physical Notes or Global Units, Offshore Physical Units or U.S. Physical Units, respectively. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

      The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

      The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

      SECTION 2.03. Registrar and Paying Agent.

      The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Register"). The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the

Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

      The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

      SECTION 2.04. Obligations of Paying Agent.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

      SECTION 2.05. Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

      SECTION 2.06. Transfer and Exchange.

      Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10 or 4.23, in which event the Company shall be responsible for the payment of such taxes).

      The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

      Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through DTC, in accordance with this Indenture and the Applicable Procedures.

      SECTION 2.07. Replacement Notes.

      If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

      SECTION 2.08. Outstanding Notes.

      Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

      If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

      If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. Treasury Notes; When Notes are Disregarded.

      (a) Notwithstanding anything to the contrary as set forth in Section 316(a) of the TIA, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any Subsidiary of the Company or any other obligor of the Notes shall be considered as though they are not outstanding (but the Notes owned of record or beneficially by any other Affiliates shall be deemed outstanding for all purposes under the Indenture), and (b) in determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, only Notes owned by the Company, its Subsidiaries or any other obligor on the Notes which the Trustee knows are so owned shall be considered as though they are not outstanding.

      SECTION 2.10. Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

      SECTION 2.11. Cancellation.

      The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

      SECTION 2.12. CUSIP Numbers.

      A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

      SECTION 2.13. Deposit of Moneys.

      Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

      SECTION 2.14. Book-Entry Provisions for Global Notes.

      (a) The Global Notes and Global Units initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibit D.

      Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

      (b) Transfers of the Global Notes or Global Units shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes and Global Units may be transferred or exchanged in accordance with the Applicable Procedures of DTC and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Notes.

      (c) Any beneficial interest in one of the Global Notes or Global Units that is transferred to a person who takes delivery in the form of an interest in another Global Note or Global Unit shall, upon transfer, cease to be an interest in such Global Note or Global Unit and become a beneficial interest in such other Global Note or Global Unit and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes or Global Unit for as long as it remains such an interest.

      (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to clause
(b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

      (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

      (f) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to clause (b) or (c) shall, except as otherwise provided by clause (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibits A.

      (g) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      SECTION 2.15. Special Transfer Provisions.

      (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after June 29, 2006 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures,

whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

      (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
      Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

      (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by clause (a)(i)(x) of this Section 2.15 exists or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

      (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

      SECTION 2.16. Transfers of Global Notes and Physical Notes.

      A transfer of a Global Note or a Physical Note (including the right to receive principal and interest payable thereon) may be made only by the Registrar's entering the transfer in the Register. Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

                                  ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01. Optional Redemption.

      The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under the specified conditions, as set forth in Paragraph 6 of the Notes. If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall furnish to the Trustee and Paying Agent an Officers' Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture or the Notes pursuant to which the redemption shall occur.

      Each Officers' Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

      SECTION 3.02. Selection of Notes to be Redeemed

      If fewer than all of the Notes are to be redeemed pursuant to Paragraph 6 of the Notes, the Trustee shall select the Notes to be redeemed:

            (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed; or

            (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is prohibited.

      The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed. Notes in denominations of $1,000 or less in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03. Notice of Redemption.

      Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before a Redemption Date, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

      Each notice of redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the CUSIP number;

            (5) the subparagraph of the Notes pursuant to which such redemption is being made;

            (6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

            (9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

      If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to redemption.

      SECTION 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

      SECTION 3.05. Deposit of Redemption Price.

      Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

      The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

      If the Company complies with first paragraph this Section 3.05, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

      SECTION 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

      SECTION 3.07. Mandatory Redemption; Offers to Purchase; Open Market Purchases

      The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes pursuant to Section 4.10, Section 4.24 and Section 4.25. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

                                  ARTICLE FOUR

                                    COVENANTS

      SECTION 4.01. Payment of Notes.

      The Company shall pay the principal of, or premium, if any, or interest, and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest, and Additional Interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full.

      Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

      SECTION 4.02. Maintenance of Office or Agency.

      The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      SECTION 4.03. Corporate Existence.

      Except as otherwise permitted by Article Four, Article Five and Article Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company, partnership or corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

      SECTION 4.04. Payment of Taxes and Other Claims.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or its properties or any of the Restricted Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

      SECTION 4.05. Maintenance of Properties and Insurance.

      (a) The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) its properties that are used or useful in the conduct of its business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Domestic Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Domestic Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

      (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, is adequate and appropriate for the conduct of the business of the Company and the Domestic Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and the Domestic Restricted Subsidiaries are engaged.

      SECTION 4.06. Compliance Certificate; Notice of Default.

      (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and the other Indenture Documents and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Indenture Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

      (b) The annual financial statements delivered pursuant to Section 4.23 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five insofar as they relate to accounting matters or, if they believe that any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any Notes are outstanding, upon any Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.

      SECTION 4.07. Waiver of Stay, Extension or Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or Collateral Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.08. Limitation on Incurrence of Additional Indebtedness.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness and after giving effect to the incurrence thereof (1) no Default or Event of Default shall be outstanding and (2) the Consolidated Fixed Charge Coverage Ratio of the Company will be greater than 2.0 to 1.0.

      SECTION 4.09. Limitation on Restricted Payments.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

            (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

            (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor, if any, that is subordinate or junior in right of payment to the Notes or a Guarantee; or

            (4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"); if at the time of such Restricted Payment or immediately after giving effect thereto:

            (i) a Default or an Event of Default shall have occurred and be continuing;

            (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.08; or

            (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

                  (A) 50% of the cumulative Consolidated Net Income (or if
            cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the first completed fiscal quarter of the Company after the Issue Date and ending on the last day of the Company's most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

                  (B) 100% of the aggregate net cash proceeds received by the
            Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or options or warrants to acquire the same (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under Paragraph 6 of the Notes); plus

                  (C) without duplication of any amounts included in clause
            (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under Paragraph 6 of the Notes; plus

                  (D) 100% of the aggregate net cash proceeds received from the issuance (other than to a Subsidiary of the Company) of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

                  (E) the sum of (1) without duplication of any amounts included in Consolidated Net Income in clause (iii)(A) above, the aggregate amount paid in cash or Cash Equivalents to the Company or a Restricted Subsidiary of the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the product of (x) the fair market value of such Subsidiary and (y) the percentage of the Capital Stock of such Unrestricted Subsidiary that is held by the Company or any of its Restricted Subsidiaries; provided, however, that the sum of clauses
            (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

            In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

      (b) Notwithstanding the foregoing, the provisions set forth in clause (a) of this Section 4.09 do not prohibit:

            (1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption, as the case may be, if such dividend or redemption would have been permitted on the date of declaration or call for redemption, as the case may be;

            (2) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or
      (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

            (3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

            (4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

            (5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed the sum of
      (x) $1,000,000 and (y) the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (5) in the immediately preceding calendar year;

            (6) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

            (7) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

            (8) the application of the proceeds from the issuance of the Notes on the Issue Date as described under the "Use of Proceeds" section of the Company's Offering Circular, dated June 17, 2004;

            (9) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, payments on, purchases, defeasances, redemptions and prepayments of, and decreases and other acquisitions and retirement for value of, any of the 8% Senior Notes so long as the aggregate amount of consideration for any such 8% Senior Notes purchased, defeased, redeemed, prepaid or otherwise acquired or retired does not exceed 90% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon;

            (10) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, purchases, redemptions or other acquisitions or retirements for value of any Capital Stock of the Company concurrently with or after any merger of the Company with any other Person that is not a Subsidiary of the Company in accordance with the terms of Section 5.01; provided, however, that (i) if the consideration paid or payable for such Capital Stock consists solely of Merger Proceeds (as defined below), or the aggregate consideration paid or payable for such Capital Stock so purchased, redeemed or otherwise acquired or retired for value shall not exceed the sum of (x) the aggregate Net Cash Proceeds received by such other Person from the issuance by such other Person of its Qualified Capital Stock and (y) the aggregate amount of capital contributions received by such other Person in cash (together with such Net Cash Proceeds, "Merger Proceeds"), in each case, concurrently with such merger, and (ii) if the consideration paid or payable for such Capital Stock does not consist solely of Merger Proceeds, immediately after giving effect thereto (including any other transactions related thereto), the Consolidated Leverage Ratio of the Company must be
      0.5 times lower on a pro forma basis than the Consolidated Leverage Ratio of the Company immediately before the occurrence of such merger; provided further, however, that if a Change of Control shall have resulted in connection with such purchase, redemption or other acquisition or retirement for value or merger, no such purchase, redemption or other acquisition or retirement for value may be made until the Change of Control Offer related thereto shall have been consummated by the Company in accordance with the terms of Section 4.25; and

            (11) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $5.0 million outstanding in the aggregate since the Issue Date.

      In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this
Section 4.09(a) amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a),
(4)(ii), (5), (7) and (11) of clause (b) of this Section 4.09 shall be included in such calculation.

      (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that each such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

      SECTION 4.10. Limitation on Asset Sales.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

            (2) at least 70% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision to the extent that the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

            (3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

                  (a) to the extent the assets and property sold pursuant to such Asset Sale constitute RCF Priority Collateral or Shared Collateral, to repay Indebtedness under the Credit Agreement;

                  (b) (i) to make an investment in properties and assets that replace the properties and/or assets that were the subject of such Asset Sale or in long-term properties and/or assets that will be used in a Related Business ("Replacement Assets") or (ii) to make expenditures for maintenance, repair or improvement of existing long-term properties or assets; or

                  (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

      On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of other Applicable Indebtedness (other than Indebtedness under the Credit Agreement) containing provisions similar to those set forth in this
Section 4.10 on a pro rata basis, the maximum principal amount of Notes and such other Applicable Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof (or if such Indebtedness was issued with original issue discount, 100% of the accreted value), plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase; provided, however, that (x) if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10 and (y) notwithstanding anything to the contrary in this Section 4.10, if within 360 days of any Asset Sale, the Company or any Domestic Restricted Subsidiary enters into one or more definitive agreements for the acquisition and/or construction of a Replacement Asset consisting of a manufacturing or distribution facility having a Fair Market Value of at least $1.0 million, the Net Cash Proceeds of such Asset Sale shall not constitute a Net Proceeds Offer Amount to the extent such Net Cash Proceeds are applied in accordance with the terms of such definitive agreement for (aa) the acquisition of such manufacturing or distribution facility or the real property upon which such manufacturing or distribution facility is to be situated and/or (yy) the construction of such manufacturing or distribution facility.

      The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

      In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

      Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. If only a portion of a Note is purchased pursuant to a Net Proceeds Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Net Proceeds Offer will be cancelled and cannot be reissued.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations this
Section 4.10 by virtue of such compliance.

      SECTION 4.11. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

            (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

            (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

            (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except for such encumbrances or restrictions existing under or by reason of:

                  (a) applicable law;

                  (b) this Indenture, the Collateral Agreements and the
            Intercreditor Agreement;

                  (c) customary non-assignment and non-transfer provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder;

                  (d) any instrument governing Acquired Indebtedness, which
            encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (e) the Credit Agreement;

                  (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

                  (h) restrictions imposed by any agreement to sell assets or
            Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

                  (i) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

                  (j) restrictions contained in the terms of the Purchase Money
            Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

                  (k) restrictions in other Indebtedness incurred in compliance with Section 4.08, provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above;

                  (l) restrictions on cash or other deposits imposed by
            customers under contracts or other arrangements entered into or agreed to in the ordinary course of business; or

                  (m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (f), (j) or (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to or more restrictive on the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e), (f), (j) or (k).

      SECTION 4.12. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

      The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than as required by applicable law); provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.09 if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of Section 4.10.

      SECTION 4.13. Limitation on Liens.

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

      SECTION 4.14. Limitations on Transactions with Affiliates.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates (each an "Affiliate Transaction"), other than

            (x) Affiliate Transactions permitted under clause (b) below, and

            (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

      Except with respect to clause (b) below, with respect to all Affiliate Transactions and except with respect to Affiliate Transactions involving aggregate payments or other property with a Fair Market Value of less than $0.5 million, the Company shall deliver an Officers' Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of the preceding paragraph. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

      (b) The restrictions set forth in clause (a) of this Section 4.14 shall not apply to:

            (1) reasonable and customary (x) fees and compensation (including directors' fees) paid to, (y) indemnity provided on behalf of, and (z) employee benefit arrangements provided for the benefit of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company, in each case, entered into in the ordinary course of business and as determined in good faith by the Company's Board of Directors;

            (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the Indenture;

            (3) any agreement as in effect as of the Issue Date and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

            (4) Restricted Payments permitted by this Indenture; and

            (5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

      SECTION 4.15. Additional Subsidiary Guarantees.

      If (x) the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) as a result of such transaction, (y) if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is or becomes a Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) that is not a Guarantor or (z) any Domestic Restricted Subsidiary that was an Immaterial Subsidiary is no longer an Immaterial Subsidiary, then the Company shall cause such Domestic Restricted Subsidiary that is not a Guarantor to:

            (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

            (2) (a) execute and deliver to the Collateral Agent such amendments to the Collateral Agreements as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders and the Lenders, a perfected security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to the Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Pledge Agreement,
      (b) deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

            (3) take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary, subject to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by any Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent;

            (4) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

            (5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in this Indenture.

      Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

      SECTION 4.16. Impairment of Security Interest.

      Subject to the Intercreditor Agreement with respect to the Collateral (other than the Foreign Collateral), neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent), to retain any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Intercreditor Agreement with respect to the Collateral (other than the Foreign Collateral) and the Collateral Agreements. The Company shall, and shall cause each such Restricted Subsidiary to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each such Restricted Subsidiary to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request. Notwithstanding anything to the contrary in this covenant, the Company shall not be required to use more than its reasonable best efforts to cause a Lien to be granted on any assets acquired after the Issue Date by any of its Foreign Restricted Subsidiaries to secure the Notes and the Guarantees and in any event, the Company shall have no such obligation and no such Lien shall be granted if the Company determines, in the good faith exercise of its sole discretion, that such Lien could in any way result (in the year such Lien is obtained or would be deemed to be obtained, or in any other year) in an adverse tax consequence of any kind to the Company or any successor entity.

      SECTION 4.17. Minimum EBITDA.

      The Company will not permit, as of the last day of any of its fiscal quarters set forth in the table below, its Consolidated EBITDA for the four consecutive fiscal quarters ending on such day to be less than the amount set forth below opposite such fiscal quarter:

                                                     MINIMUM
     FISCAL QUARTER ENDING                           EBITDA
     ---------------------                         -----------
September 30, 2004 through                         $16,000,000
   September 30, 2006

December 31, 2006 through                          $18,000,000
   September 30, 2008

December 31, 2008 and                              $20,000,000
     thereafter

unless the sum of (i) Unrestricted Cash of the Company and its Restricted Subsidiaries as of such day and (ii) the aggregate amount of advances that the Company is actually able to borrow under the Credit Agreement on such day (after giving effect to any borrowings thereunder on such day) is at least $15,000,000.

      SECTION 4.18. Real Estate Mortgages and Filings.

      With respect to any fee interest in any real property (individually and collectively, the "Premises") owned by the Company or any of its Domestic Restricted Subsidiaries on the Issue Date or acquired by the Company or any such Domestic Restricted Subsidiary after the Issue Date, with (i) a purchase price or (ii) as of the Issue Date, with a Fair Market Value, of greater than $1,000,000:

            (1) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

            (2) the Collateral Agent shall have received mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by such Mortgage and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall have the standard exceptions thereto deleted (other than the survey exception to the extent required in clause (3) below) and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises and, solely to the extent that the title company insuring the Lien of the respective Mortgages shall deem such survey acceptable to remove the standard survey exception from the applicable title policy and/or to issue a survey endorsement with respect thereto, the Company shall have such survey exception deleted and such survey endorsement delivered to the Collateral Agent.

      SECTION 4.19. Leasehold Mortgages and Filings.

      To the extent delivered to the Administrative Agent for the benefit of the Lenders under the Credit Agreement, the Company and each of its Domestic Restricted Subsidiaries (that is or is obligated under the Indenture to become a Guarantor) shall concurrently deliver to the Collateral Agent, as mortgagee, Mortgages with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company or such Domestic Restricted Subsidiary pursuant to leases, together with landlord waivers, title insurance policies, survey, subordination agreements and other related documents to the extent delivered to the Administrative Agent and evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgages as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby.

      SECTION 4.20. Landlord, Bailee and Consignee Waivers.

      Each of the Company and each of its Domestic Restricted Subsidiaries (that is or is obligated under the Indenture to become a Guarantor) that is a lessee of, or becomes a lessee of, real property on or in which it will maintain, store, hold or locate all or any of its assets that constitute Priority Collateral or Shared Collateral and have an aggregate Fair Market Value of at least $250,000 and with respect to which it has not obtained a Mortgage with respect to its leasehold interests in such real property pursuant to Section 4.19, is, and will be, required to use commercially reasonable efforts (which shall not require the expenditure of cash under any relevant lease that was in effect on the Issue Date or if such Domestic Restricted Subsidiary was not a Domestic Restricted Subsidiary of the Company on the Issue Date, the date such Domestic Restricted Subsidiary became a Domestic Restricted Subsidiary of the Company) to deliver to the Collateral Agent a landlord waiver, substantially in the form of the exhibit form thereof to be attached to this Indenture, executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date or the lessee thereof that is a Domestic Restricted Subsidiary of the Company (that is or is obligated under the Indenture to become a Guarantor) was not a Domestic Restricted Subsidiary of the Company on the Issue Date, the Company or such Domestic Restricted Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement and shall be relieved of such obligation with respect to any landlord waiver to the extent such lessor has refused to deliver such a waiver following such Person's use of such commercially reasonable efforts. Each of the Company and each of its Domestic Restricted Subsidiaries (that is or is obligated under the Indenture to become a Guarantor) that provides any of its assets that constitute Priority Collateral or Shared Collateral and have an aggregate Fair Market Value of at least $250,000 to a bailee or consignee agrees to be bound by the terms of the immediately preceding sentence, mutatis mutandis; provided, that (i) the terms "landlord", "lessee" and "lease" shall be replaced, respectively, with the terms "bailee" or "consignee", as applicable, "bailor" or "consignor", as applicable, and the "applicable agreement" and (ii) the condition that the lessee maintain, store, hold or locate all or any of its assets that constitute Priority Collateral or Shared Collateral and have an aggregate fair market value of at least $250,000 shall instead be replaced with the condition that the Fair Market Value of the assets subject to the applicable bailment or consignment have a fair market value of at least $250,000. In addition, each of the Company and each such Domestic Restricted Subsidiary shall, to the extent it delivers a landlord, bailee or consignee waiver to the Administrative Agent for the benefit of the Lenders under the Credit Agreement and has not already delivered such a waiver under this Section 4.20, concurrently with such delivery, deliver a comparable waiver from the applicable landlord, bailee or consignee to the Collateral Agent.

      SECTION 4.21. Pledge of Future Foreign Assets.

      The Company shall use its reasonable best efforts to cause a Lien to be granted pursuant to one or more Foreign Collateral Agreements (each of which shall be prepared by the Company and be in form and substance reasonably satisfactory to the Collateral Agent) on all tangible and intangible assets acquired after the Issue Date by its Foreign Restricted Subsidiaries to secure the Notes and the Guarantees (a "Foreign Asset Lien") so long as such assets do not include more than 65% of the Voting Stock of any Foreign Subsidiary. Notwithstanding anything to the contrary, the Company shall have no obligation whatsoever to obtain such a Foreign Asset Lien, and no such Foreign Asset Lien shall be granted if the Company determines, in the good faith exercise of its sole discretion, that such Foreign Asset Lien could in any way result (in the year such Lien is obtained or would be deemed to be obtained, or in any other year) in an adverse tax consequence of any kind to the Company or any successor entity.

      SECTION 4.22. Conduct of Business; Corporate Separateness.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses which are not Related Businesses.

      SECTION 4.23. Reports to Holders.

      Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "SEC"), so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports in each case, within the time periods specified in the SEC's rules and regulations; provided that following the consummation of the Exchange Offer, such forms and reports may be so furnished no later than five Business Days following the end of such time periods.

      In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

      Notwithstanding anything to the contrary in this covenant, solely with respect to any information delivery requirements relating to the quarter ended June 30, 2004 that would otherwise have been required to be delivered by August 16, 2004, the Company may, in lieu of complying with the requirements set forth in clause (1) of the first paragraph of this covenant on or prior to such date,
(i) furnish to the Trustee and to the Holders, on or prior to August 16, 2004, an unaudited consolidated balance sheet as of June 30, 2004 and an unaudited consolidated statement of operations, an unaudited consolidated statement of cash flows and an unaudited consolidated statement of stockholders' deficit/equity, in each case, for the three months ended June 30, 2004 and for the six months ended June 30, 2004, (ii) organize, on or prior to August 23, 2004 but not earlier than three business days after compliance with the immediately preceding clause (i), a telephonic conference call during normal business hours in which all holders of Notes, or the related units and/or warrants, may participate and with respect to which the Initial Purchaser has been provided reasonable advance notice, and (iii) comply, on or prior to August 31, 2004, with the requirements of clause (1) of the first paragraph of this covenant (without regard to the time periods applicable to such requirements specified in the SEC's rules and regulations).

      SECTION 4.24. Excess Cash Flow Offer.

      Within 90 days after the end of each fiscal year of the Company (beginning 90 days after the fiscal year of the Company ending in 2006) for which Excess Cash Flow was greater than or equal to $2.0 million, the Company must offer (the "Excess Cash Flow Offer") to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of such purchase (such amount, the "Excess Cash Flow Offer Amount", and such date, the "Excess Cash Flow Offer Purchase Date"); provided, that the Excess Cash Flow Offer Amount shall be reduced by the aggregate principal amount of Notes purchased in open market purchases during the period ending one day prior to such Excess Cash Flow Offer Purchase Date and commencing on the later of (x) the day that is 365 days immediately preceding such Excess Cash Flow Offer Purchase Date and (y) the Excess Cash Flow Offer Purchase Date, if any, immediately preceding such Excess Cash Flow Offer Purchase Date. Each Excess Cash Flow Offer will remain open for a period of 20 business days and no longer, unless a longer period is required by law (the "Excess Cash Flow Offer Period"). Promptly after the termination of the Excess Cash Flow Offer Period, the Company will purchase and mail or deliver payment (up to the Excess Cash Flow Offer Amount) for the Notes or portions thereof tendered, pro rata (based on amounts tendered) or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered pursuant to the Excess Cash Flow Offer. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 in exchange for cash. If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, the Company may use such remaining Excess Cash Flow for any purpose not otherwise prohibited by this Indenture.

      Within the time period specified in the immediately preceding paragraph, the Company must send, by first class mail, postage prepaid, an offer to each Holder, with a copy to the Trustee, which offer will govern the terms of the Excess Cash Flow Offer. Such offer will state, among other things:

      -     the purchase price;

      -     the Excess Cash Flow Offer Period;

      -     that the Company is making an Excess Cash Flow Offer;

      -     that any Note not tendered will continue to accrue interest;

      - that unless the Company defaults on the payment of the purchase price, any Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Offer Period; and

      - certain procedures that a Holder of Notes must follow to accept the Excess Cash Flow Offer or to withdraw such acceptance.

      Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the offer as a condition to receiving payment.

      Promptly after the termination of the Excess Cash Flow Offer Period, the Company will, to the extent lawful:

      - accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer;

      - deposit with the paying agent an amount equal to the purchase price in respect of all Notes or portions thereof so tendered (including 101% of principal, and the accrued but unpaid interest and Additional Interest, if any, to the date of such purchase); and

      - deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company.

      Notwithstanding the foregoing, the repurchase of Notes by the Company pursuant to this Section 4.24 shall not be required if the RCF Excess Cash Flow Offer Conditions would not be satisfied immediately after giving effect to the consummation of such repurchase.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.24, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company's obligations under this Section 4.24 by virtue thereof.

      SECTION 4.25. Repurchase upon Change of Control.

      (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of such Holder's Notes using immediately available funds pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. Neither the Board of Directors of the Company nor the Trustee may waive this Section 4.25 to offer to purchase the Notes upon the occurrence of a Change of Control.

      (b) Within thirty (30) days following the date upon which the Change of Control occurred, the Company shall send, by first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.25 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment;

            (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Note not tendered shall continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

      If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

      On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered;

provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.25, the Trustee shall act as the Paying Agent.

      Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

      Neither the Board of Directors of the Company nor the Trustee may waive the Company's obligation to offer to purchase the Notes pursuant to this Section 4.25.

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this
Section 4.25 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.25, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.25 by virtue thereof.

      Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

      Notwithstanding the foregoing, if the Company believes that a Change of Control will occur in connection with a merger described under clause (10) of clause (b) of Section 4.09, then the Company may, in lieu of the foregoing, consummate a Change of Control Offer pursuant to the foregoing terms; provided, however, that the Change of Control Payment Date shall instead be on the date on which such Change of Control is scheduled to occur and written notice of the Change of Control Offer is made no sooner than 60 days prior to and no later than 30 days prior to the date that such Change of Control is scheduled to occur; provided further, however, that (i) the Company may, on at least ten Business Days' written notice (which extension notice may only be given once), extend the Change of Control Payment Date to a date not in excess of 30 days following the original date on which such Change of Control is scheduled to occur; (ii) the Company may, on at least five Business Days' written notice, rescind such Change of Control Offer and (iii) any Holder that properly tendered all or any portion of its Note(s) in connection with such Change of Control Offer may withdraw all or any portion of such Note(s) no later than one Business Day preceding the Change of Control Payment Date then in effect.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.25 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

      SECTION 5.01. Merger, Consolidation and Sale of Assets.

      The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

            (1) either:

                  (a) the Company shall be the surviving or continuing
            corporation; or

                  (b) the Person (if other than the Company) formed by such
            consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                        (x) shall be a corporation organized and validly
                  existing under the laws of the United States or any State thereof or the District of Columbia; and

                        (y) shall expressly assume, (i) by supplemental
                  indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

            (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including after giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction and any other transaction related thereto (including a merger described under clause (10) of clause (b) of Section 4.09 and any other transaction related thereto)), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the lesser of (i) the Consolidated Net Worth of the Company immediately prior to such transaction or (ii) $25.0 million and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08;

            (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

            (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      SECTION 5.02. Successor Entity Substituted.

      Upon any consolidation, combination or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their respective obligations under this Indenture and the Guarantees.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default. The following events are defined as "Events of Default":

            (1) the failure to pay interest or Additional Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

            (2) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to an Excess Cash Flow Offer a Change of Control Offer or a Net Proceeds Offer);

            (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest and Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of thirty (30) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect

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      to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

            (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries, with customary grace periods with respect to involuntary bankruptcies;

            (7) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

            (8) any of the Company, the Guarantors or the Foreign Grantors, if any, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

            (9) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared by a court of competent jurisdiction to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found by a court of competent jurisdiction to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

      SECTION 6.02. Acceleration.

      (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

      (b) If an Event of Default specified in Section 6.01(6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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      (c) At any time after a declaration of acceleration with respect to the
Notes as described in Section 6.02 (a) and (b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

            (i) if the rescission would not conflict with any judgment or decree;

            (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

            (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

            (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

            (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

      (d) No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      (e) The Company is required to provide an Officers' Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers' Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

      SECTION 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, each of the Trustee and the Collateral Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest, or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Agreement.

      Each of the Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      SECTION 6.04. Waiver of Past Defaults.

      Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default and its consequences, except a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes. When a Default or Event of Default is waived, it is cured and ceases to exist.

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      SECTION 6.05. Control by Majority.

      Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be, including, without limitation, any remedies provided for in Section 6.03. Subject to
Section 7.01 and 7.02(f), however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable law or this Indenture, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent, as the case may be, to personal liability; provided that the Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing).

      SECTION 6.06. Limitation on Suits.

      A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

            (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

            (5) during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

      SECTION 6.07. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08. Collection Suit by Trustee or Collateral Agent.

            If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the

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Trustee, as trustee of an express trust or (y) in the case of the Collateral
Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under the Collateral Agreements and Section 7.07.

      SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Collateral Agreements and Section 7.07. The Company's payment obligations under this
Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

            Second: if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

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            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

      SECTION 6.12. Restoration of Rights and Remedies.

      If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent, or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

      SECTION 7.01. Duties of Trustee.

      The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this clause (c) does not limit the effect of clause (b) of this
      Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture or the Collateral Agreements at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such request, order or direction.

      (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b),
(c) and (d) of this Section 7.01.

      (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

      SECTION 7.02. Rights of Trustee.

      Subject to Section 7.01:

            (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The written advice of the Trustee's counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

            (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

            (h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (k) The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

      SECTION 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

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      SECTION 7.04. Trustee's Disclaimer.

      The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

      Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture, the Intercreditor Agreement and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

      The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

      SECTION 7.05. Notice of Default.

      If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

      SECTION 7.06. Reports by Trustee to Holders.

      Within sixty (60) days after each August 15, beginning with August 15, 2004, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

      A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

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      The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA
Section 313(d) and any delisting thereof.

      SECTION 7.07. Compensation and Indemnity.

      The Company shall pay to the Trustee, Collateral Agent, the Paying Agent and the Registrar (each an "Indemnified Party") from time to time compensation for their respective services as Trustee, Paying Agent or Registrar, as the case may be. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture or the Collateral Agreements. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

      The Company and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture or the Collateral Agreements, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party's sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

      To secure the Company's and each Guarantor's payment obligations in this
Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

      When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the resignation or removal of the Trustee.

      The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

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      SECTION 7.08. Replacement of Trustee.

      The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting with respect to the Notes.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

      If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

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      SECTION 7.09. Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

      In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

      SECTION 7.10. Eligibility; Disqualification.

      (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company, as obligor of the Notes.

      (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

      SECTION 7.11. Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

      SECTION 7.12. Trustee as Paying Agent and Collateral Agent.

      References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Paying Agent and as Collateral Agent.

      SECTION 7.13. Co-Trustees , Co-Collateral Agent and Separate Trustees and Collateral Agent.

      (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and, upon the written request of the Trustee, the Collateral Agent or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose, join with the Trustee or the Collateral Agent, as the case may be, in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power, deemed necessary or desirable, subject to the other provisions of this Section 7.13.

      (b) Should any written instrument from the Company be required by any co-trustee, co-collateral agent or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

      (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

            (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

            (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, collateral agent or co-collateral agent or separate collateral agent.

            (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this
      Section 7.13.

            (iv) No co-trustee, co-collateral agent or separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such trustee or collateral agent hereunder.

            (v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

      SECTION 7.14. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

      SECTION 8.01. Legal Defeasance and Covenant Defeasance.

      (a) The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors and Foreign Grantors, if any, released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth in clause (c) of this Section 8.01 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the matters under this Indenture referred to in clauses (1), (2), (3) and (4) below, and the Company, the Guarantors and Foreign Grantors, if any, shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due;

            (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

            (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

            (4) the Legal Defeasance provisions of the Indenture.

      (b) The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors and Foreign Grantors, if any, released and discharged from their obligations under covenants contained in
Section 4.05, Sections 4.08 through 4.25 (provided that the discharged obligations may be released only the extent not otherwise required by TIA), and
Section 5.01, with respect to the outstanding Notes on and after the date the conditions set forth in clause (c) of this Section 8.01 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. Moreover, subject to the satisfaction of the conditions set forth in clause (c) below, Sections 6.01(3) through 6.01(9) (except, in the case of Section 6.01(6), with respect only to Significant Subsidiaries) shall not constitute Events of Default.

      (c) The following shall be the conditions to application of either Legal Defeasance or Covenant Defeasance to the outstanding Notes:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

      in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this
      Section 8.01(c) (except such Default or Event of Default resulting from the failure to comply with Section 4.08 as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under the Indenture or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the Legal Defeasance of the Covenant Defeasance have been complied with; and

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit is not required to register as an investment company under the Investment Company Act of 1940.

            In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

      SECTION 8.02. Satisfaction and Discharge.

            In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), and this Indenture, the Notes, the Guarantees and the Collateral Agreements, and all Liens created thereunder securing the Notes and the Guarantees, shall be discharged and shall cease to be in effect when:

            (1) either:

                  (a) all the Notes theretofore authenticated and delivered
            (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) all other sums payable under this Indenture and the Collateral Agreements by the Company have been paid; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

      SECTION 8.03. Survival of Certain Obligations.

      Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05 and 8.06 and 8.07 shall survive.

      SECTION 8.04. Acknowledgment of Discharge by Trustee.

      Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Trustee shall execute and deliver to the Company any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by Section 12.05.

      SECTION 8.05. Application of Trust Moneys.

      The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in
Section 8.01(c) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

      SECTION 8.06. Repayment to the Company; Unclaimed Money.

      Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

      SECTION 8.07. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantors' obligations under this Indenture and each other Indenture Document to which such person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01. Without Consent of Holders.

      From time to time, the Company, the Guarantors, any Foreign Grantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements:

            (1) to cure any ambiguity, defect or inconsistency contained therein;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders in accordance with Section 5.01;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Agreements;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to allow any Subsidiary or any other Person to guarantee the Notes;

            (7) to release a Guarantor as permitted by this Indenture and the relevant Guarantee; or

            (8) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Collateral Agreements;

so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, each of the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

      After an amendment, modification, waiver or supplement under this Section
9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement.

      SECTION 9.02. With Consent of Holders.

      (a) The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes, any Collateral Agreement or the Guarantees without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Registration Rights Agreement, any Collateral Agreement or the Notes without notice to any other Holder.

      (b) No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall without the consent of each Holder affected thereby:

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, or Additional Interest on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefore (other than any advance notice requirement with respect to any redemption of the Notes);

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

            (6) amend, change or modify in any material respect the obligation of the Company to make and consummate an Excess Cash Flow Offer with respect to any fiscal year of the Company following the ending thereof, make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto (other than any advance notice requirement with respect to any redemption of the Notes);

            (7) subordinate the Notes or any Guarantee in right of payment to, or the Liens granted under the Collateral Agreements to any Lien on all or substantially all of any of (i) Notes Priority Collateral, (ii) the Shared Collateral, (iii) except as otherwise provided in the Intercreditor Agreement with respect to Liens securing the Credit Agreement, the RCF Priority Collateral or (iv) any Foreign Collateral to secure, any other Indebtedness of the Company any Guarantor or any Foreign Grantor; or

            (8) make any change to Section 9.01 or this Section 9.02.

      (c) No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04 shall without the consent of Holders of 66 2/3 % of the then outstanding Notes issued under this Indenture:

            (1) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

            (2) release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      Notwithstanding anything to the contrary as set forth in Section 316(a) of the TIA, (a) in determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, Notes owned of record or beneficially by the Company or any Subsidiary of the Company or any other obligor on the Notes shall be considered as though they are not outstanding (but the Notes owned of record or beneficially by any other Affiliates shall be deemed outstanding for all purposes under the Indenture) and (b) in determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, only Notes owned by the Company, its Subsidiaries or any other obligor on the Notes which the Trustee knows are so owned shall be considered as though they are not outstanding.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

      SECTION 9.03. Compliance with TIA.

      Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Guarantees shall comply with the TIA as then in effect and Section 2.09.

      SECTION 9.04. Revocation and Effect of Consents.

      Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to an Collateral Agreement, the Collateral Agent, receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers' Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

      After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through
(8) of Section 9.02(b) or clauses (1) through (2) of Section 9.02(c), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

      SECTION 9.05. Notation on or Exchange of Notes.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

      SECTION 9.06. Trustee to Sign Amendments, Etc.

      The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement. The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

      SECTION 9.07. Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN

                                    GUARANTEE

      SECTION 10.01. Guarantee.

      Each Guarantor, as of the Issue Date or any time hereafter, hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders, the Trustee and the Collateral Agent and its respective successors and assigns that (i) the principal of, premium, if any and interest, and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and
(ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the

Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01 and 4.10. If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

      SECTION 10.02. Release of a Guarantor.

      A Guarantor, as of the Issue Date or any time hereafter, will be automatically and unconditionally released from its Guarantee (and the Liens on its assets in favor of the Trustee shall be released) without any action required on the part of the Trustee or any Holder:

            (1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or
      (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.10, or

            (2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.09, or

            (3) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01, or

            (4) upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

      At the Company's request and expense, the Trustee shall promptly execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

      A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture pursuant to Section
9.01 or 9.02.

      SECTION 10.03. Limitation of Guarantor's Liability.

      Each Guarantor, as of the Issue Date or any time hereafter, and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

      SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

      (a) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.10) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

            (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

            (2) such entity assumes (a) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, this Indenture and the Registration Rights Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

            (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(2) of the first paragraph of this
      Section 10.04.

      (b) Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or
(ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor or the Company need only comply with:

      (A) clause (4) of the first paragraph of Section 5.01; and

      (B) in the case of a merger or consolidation involving (x) the Company as described in clause (b)(ii) of this Section 10.04, clause 1(b)(y) of Section
5.01 and (y) a Guarantor as described in clause (b)(ii) of this Section 10.04(b), clause (a)(2) of this Section 10.04.

      SECTION 10.05. Contribution.

      In order to provide for just and equitable contribution among the Guarantors, as of the Issue Date or any time hereafter, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

      SECTION 10.06. Waiver of Subrogation.

      Each Guarantor, as of the Issue Date or any time hereafter, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      SECTION 10.07. Evidence of Guarantee.

      To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors, as of the Issue Date or any time hereafter, hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibits A and B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

      If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

      Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

      SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

      Each Guarantor, as of the Issue Date or any time hereafter, covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

      SECTION 11.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

      SECTION 11.02. Notices.

      Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Viskase Companies, Inc.
            625 Willowbrook Centre Parkway
            Willowbrook, Illinois 60527
            Attn: Chief Financial Officer
            Fax: 630-455-2152

            if to the Trustee or Collateral Agent:

            LaSalle Bank National Association
            135 S. LaSalle, Suite 1960
            Chicago, IL 60603
            Attn: Victoria Douyon, CCTS
            First Vice President

      Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

      Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 11.03. Communications by Holders with Other Holders.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

      SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Agreement, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor, as of the Issue Date or any time hereafter, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), as of the Issue Date or any time hereafter, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

      SECTION 11.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

      SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

      The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 11.07. Legal Holidays.

      A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 11.08. Governing Law.

      THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

      SECTION 11.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 11.10. No Recourse Against Others.

      A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

      SECTION 11.11. Successors.

      All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind its respective successors.

      SECTION 11.12. Duplicate Originals.

      All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

      SECTION 11.13. Severability.

      In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      SECTION 11.14. Waiver of Jury Trial.

      THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

                                 ARTICLE TWELVE

                                    SECURITY

      SECTION 12.01. Grant of Security Interest.

      (a) The Company will execute and deliver the Collateral Agreements to which it is a party concurrent with this Indenture. The Company hereby covenants to cause any future Guarantors and any future Foreign Grantors to become parties to the applicable Collateral Agreements. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

      (b) The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agreement the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed. The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, take any and all actions required or as may be requested by the Collateral Agent to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein or therein, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Collateral Agreements, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture the Company has filed a financing statement in the appropriate filing office. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

      SECTION 12.02. Opinions.

      (a) The Company shall furnish to the Trustee and the Collateral Agent, at such time as required by TIA Section 314(b), and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing securities pledged to the Collateral Agent for the benefit of itself, the Trustee and the Holders under the Security Agreement have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of itself, the Trustee and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement; provided that, in either case, such Opinion of Counsel shall not be required to opine as to the priority or superiority of such security interests against any third Person.

      (b) Annually, within thirty (30) days after May 1 of each year and beginning with the year 2005, the Company shall furnish to the Trustee and the Collateral Agent an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding twenty-four (24) months fully to maintain, perfect or continue the perfection of such security interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests.

      SECTION 12.03. Release of Collateral.

      (a) The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

      (b) At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders, except to the extent otherwise permitted under Section 12.03(d).

      (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

      (d) Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or the proceeds of the foregoing shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable and the use of proceeds, in each case, in the ordinary course of business pursuant to transaction not otherwise prohibited under this Indenture. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments and statements and to take all such other actions promptly upon receipt of such instructions from the Trustee as the Company may request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral Agreements.

      SECTION 12.04. Specified Releases of Collateral.

      (a) The Company, the Guarantors and the Foreign Grantors shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the security interests created by this Indenture and the Collateral Agreements upon compliance with the conditions precedent set forth in Section 4.10, 8.01 or
8.02 of this Indenture and the applicable Collateral Agreements or pursuant to any other asset sale not prohibited by Section 4.10 and otherwise permitted hereunder. So long as no Default or Event of Default exists, upon the written request of the Company, any Guarantor or any Foreign Grantor and the furnishing of each of the items required by Section 12.04(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as the Collateral Agent) shall forthwith take such action (at the written request of and the expense of the Company, such Guarantor or such Foreign Grantor, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements, to release and reconvey to the Company, such Guarantor or such Foreign Grantor all of the Released Interests, and shall deliver such Released Interests in its possession to the Company, such Guarantor or such Foreign Grantor.

      (b) So long as no Default or Event of Default exists, the Company, the Guarantors and the Foreign Grantors shall be entitled to obtain a release of, and the Trustee shall release, the Released Interests upon compliance with the condition precedent that the Company, such Guarantor or such Foreign Grantor shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture and the applicable Collateral Agreements as set forth in an Officers' Certificate and an

Opinion of Counsel delivered to the Trustee and the Collateral Agent and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

            (i) in connection with release of Collateral resulting from an Asset Sale under Section 4.10 or other asset sale permitted hereunder, notice from the Company requesting the release of Released Interests: (A) describing the proposed Released Interests; (B) specifying the estimated value of such Released Interests on a date within sixty (60) days of such notice (the "Valuation Date"); (C) stating that the purchase price received is at least equal to the fair market value of the Released Interests; (D) stating that the release of such Released Interests, taking into account any concurrent replacement of such assets, would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and shall not impair in any material respect the maintenance and operation of the remaining Collateral; and (E) certifying that such Asset Sale or such other asset sale complies with the terms and conditions of this Indenture with respect thereto and the applicable Collateral Agreements with respect thereto;

            (ii) in connection with release of Collateral resulting from an Asset Sale under Section 4.10 or other asset sale permitted hereunder, an Officers' Certificate of the Company stating that (A) the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; (B) such Asset Sale or such other asset sale covers only the Released Interests and complies with the terms and conditions of this Indenture; (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale or such other asset sale;
      (D) the release of the Collateral shall not result in a Default or Event of Default under this Indenture; and (E) all conditions precedent in this Indenture relating to the release in question have been or shall be complied with;

            (iii) in connection with release of Collateral resulting from an Asset Sale under Section 4.10, the Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee pursuant to this Indenture;

            (iv) to the extent required by the TIA, an Officers' Certificate of the Company and an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture and the applicable Collateral Agreements; and

            (v) all additional certificates, opinions and other documentation required by the TIA, if any.

      If the Company or any Domestic Restricted Subsidiary engage in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c),
(d), or (e), of the proviso to the definition of the term "Asset Sale," the Liens of the Collateral Agent on such Collateral shall automatically terminate and be released without any action by the Collateral Agent, and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

      SECTION 12.05. Release upon Satisfaction or Defeasance of all Outstanding Obligations.

      The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section
8.02 and (iii) the later to occur of (A) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Section 8.01 or (B) the 91st day occurring subsequent to the making of the deposit required under Section 8.01(c)(1).

      SECTION 12.06. Form and Sufficiency of Release.

      In the event that the Company, any Guarantor or any Foreign Grantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company, such Guarantor or such Foreign Grantor, and the Company, such Guarantor or such Foreign Grantor requests in writing that the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Company, such Guarantor or such Foreign Grantor (in proper form-prepared by the Company, such Guarantor or such Foreign Grantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

      SECTION 12.07. Purchaser Protected.

      No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

      SECTION 12.08. Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements.

      Subject to the provisions of the applicable Collateral Agreements, the Trustee and each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of (A) the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (B) the Foreign Grantors under the Foreign Collateral Agreements and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

      SECTION 12.09. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

      The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

      SECTION 12.10. Intercreditor Agreement.

      This Article Twelve and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              VISKASE COMPANIES, INC.

                              By: /s/ Gordon S. Donovan
                                  Name: Gordon S. Donovan
                                  Title: Vice President

                              LASALLE BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

                              By: /s/ Victoria Y. Douyon
                                  Name: Victoria Y. Douyon
                                  Title: First Vice President

                                                                       INDENTURE

                                                                       EXHIBIT A

THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE. TRUSTEE OR TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF THE COMPANY'S 11-1/2% SENIOR SECURED NOTES DUE 2011 (COLLECTIVELY, THE "NOTES") AND ONE WARRANT TO PURCHASE 8.947 SHARES OF THE COMPANY'S COMMON STOCK (THE "WARRANT SHARES").

PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS FOLLOWING THE CONSUMMATION OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT FOR A REGISTERED EXCHANGE OFFER WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE WARRANT SHARES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND
(IV) SUCH DATE AS JEFFERIES & COMPANY, INC., AS THE INITIAL PURCHASER OF THE UNITS (THE "INITIAL PURCHASER"), IN ITS SOLE DISCRETION SHALL DETERMINE, THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY AS, A UNIT.

                             VISKASE COMPANIES, INC.

                      11-1/2 SENIOR SECURED NOTES DUE 2011

CUSIP No.
No.

      Viskase Companies, Inc., a Delaware corporation, for value received promises to pay to ____________________ or registered assigns, the principal sum of_____________ DOLLARS ($[ ]) on June 15,2011.

      Interest Rate:                         11-1/2%

      Interest Payment Dates:                June 15 and December 15, commencing
                                             December 15, 2004

      Record Dates:                          June 1 and December 1

      Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                              VISKASE COMPANIES, INC.

                                              By:_______________________________
                                              Name:
                                              Title:

Dated: June 29, 2004

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

      This is one of the 11-1/2% Senior Secured Notes due 2011 referred to in the within- mentioned Indenture.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Trustee

Dated: ______, 2004                           By:_______________________________
                                                   Authorized Signatory

                                (REVERSE OF NOTE)

                      11-1/2% SENIOR SECURED NOTE DUE 2011

            1. Interest

                  Viskase Companies Inc. (the " which term includes any Surviving Entity) promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2. Method of Payment.

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ( Legal Tender") However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar.

                  Initially, LaSalle Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co Registrar without notice to the Holders. Neither the Company nor any Affiliate of the Company shall act as Paying Agent or Registrar.

            4. Indenture

                  The Notes were issued under an Indenture, dated as of June 29, 2Q04 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Registration Rights Agreement, dated as of January 29, 2004, by and among the Company, the Guarantors and the Initial Purchaser (the " Rights Agreement") as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

            5. Guarantees

                  Payment of principal and premium, if any, interest and Additional Interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by each of the Guarantors, if any. As of the Issue Date, there were no Guarantors, however, each future Domestic Restricted Subsidiary who is not an Immaterial Subsidiary will become a Guarantor and in the event a Domestic Restricted Subsidiary is no longer an Immaterial Subsidiary, it will be a Guarantor of the Notes. As a result, the Domestic Restricted Subsidiary will execute the necessary documents to become bound by the Indenture and the other Documents.

            6. Redemption

            (a) Optional Make-Whole Redemption. At any time prior to June 15, 2008, the Company may, at its option, redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

            (1) 100% of the aggregate principal amount of the Notes being redeemed; and

            (2) the sum of the present values of 105% of the aggregate principal amount of such Notes and scheduled payments of interest on such Notes to and including June 15, 2008, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

            (b) Optional Redemption At any time on or after June 15, 2008, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below:

Year                                                 Percentage
----                                                 ----------
2008 ............................................     105-3/4%
2009 ............................................     102-7/8%
2010 and thereafter 100%.........................         100%

                  In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed.

            (c) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2007, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under the Indenture. The Notes will be redeemed at a redemption price of 111-1/2% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that:

      (1) at least 65% of the sum of (i) $90.0 million and (ii) the initial aggregate principal amount of Additional Notes issued under the Indenture after the Issue Date remain outstanding immediately after any such redemption; and

      (2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

            (d) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a m rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further that any such partial redemption made with the proceeds of an Equity Offering will be made only on a p rata basis or on as nearly a p rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part in multiples of $1,000 only.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

            7. Offers to Purchase.

            Sections 4.10 and 4.25 of the Indenture provide that after certain Asset Sales and upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. Registration Rights.

            Pursuant to the Registration Rights Agreement, the Company will be obligated to use its reasonable best efforts to file a registration statement with respect to a registered offer to exchange the Notes for 111/2% Senior Secured Exchange Notes due 2011 having substantially identical terms as the Notes and to cause that registration statement to be declared effective within specified time periods. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the, event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. Denominations: Transfer: Exchange.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and any integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10. Persons Deemed Owners.

                  The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            11. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

            13. Amendment: Supplement: Waiver.

                  So long as an amendment, modification, waiver or supplement does not, in the opinion of the Trustee, and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect, the Company, any Foreign Grantors, the Trustee and, if such amendment, modification, waiver or supplement relates `to any Collateral Agreement, the Collateral Agent, may from time to time amend, modify, waive or supplement the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, and the Collateral Agreements, without consent of any Holder to. among other things, cure any ambiguity, defect or inconsistency; provide for uncertified Notes in addition to or in place of certified Notes; provide for the assumption of the Company's or a Guarantor's obligations to Holders in connection with a merger, consolidation or sale of assets; make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Agreements; comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; allow any Subsidiary or any other Person to guarantee the Notes; release a Guarantor as permitted by the Indenture and the relevant Guarantee; or add or release Collateral as permitted under the terms of the Indenture or Collateral Agreements. In formulating its opinion on such matters, each of the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

                  Without consent of each Holder affected thereby, no amendment, modification, waiver or supplement may, among other things, reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes; reduce the rate of or change the time for payment of interest, default interest or Additional Interest, if any, on any Notes; reduce the principal of or change the fixed maturity of any Notes, the redemption date or reduce the redemption price (other than any d advance notice requirement with respect to any redemption of the Notes); make any Notes payable in money other than that stated in the Notes; change the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, or to bring suit to enforce such payment, permit Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; amend, change or modify in any material respect the obligation of the Company to make and consummate an Excess Cash Flow Offer, a Change of Control Offer or to effect any Net Proceeds Offer; or subordinate the Notes or any Guarantee in right of payment to, or the Liens granted under the Collateral Agreements to any Lien on all or substantially all of the Collateral.

                  Without the consent of Holders of 66 2/3% of the then outstanding Notes issued under the Indenture, no amendment shall release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the term of the Indenture; or release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

            14. Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            15. Successors.

                  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            16. Defaults and Remedies.

                  If an Event of Default (other than certain events of bankruptcy) occurs and is continuing and has not been waived, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            17. Trustee Dealings with Company.

                  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiaries of the Company or its respective Affiliates as if it were not the Trustee.

            18. No Recourse Against Others.

                  No past, present or future stockholder, director, officer, employee or, incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            19. Intercreditor Agreement Registration Rights Agreement.

                  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement, dated as of June 29, 2004, by and among the Company, the LaSalle Bank National Association, as Trustee, and Wells Fargo Foothill, Inc., and the Registration Rights Agreement, and all such replacement thereof, and each of the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Indenture.

            20. Excess Cash Flow Offer.

                  Section 4.25 of the Indenture provides that within 90 days after the end of each fiscal year of the Company (begriming 90 days after the fiscal year of the Company ending in 2006) for which Excess Cash Flow was greater than or equal to $2.0 million and subject to further limitations, the Company must offer to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of such purchase in accordance with the procedures set forth in the Indenture.

            21. Authentication.

                  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            22. Governing Law

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            23. Waiver of Jury Trial

                  Each of the parties hereto and the holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

            24. Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST ( Custodian), and U/G/MIA (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Viskase Companies, Inc., 625 Willowbrook Center Parkway, Willowbrook, IL 60527.

                               [FORM OF GUARANTEE]

                  Each of the undersigned and their respective successors under the Indenture (collectively, the " has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of June 29, 2004, between the Company and LaSalle Bank National Association as Trustee (the "Indenture"), (i) the due and punctual payment of the principal of, premium, if any, arid interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

                  THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN- FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

                                [ _____________________________________________]

                                 By:____________________________________________

                                    Name:
                                    Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee irrevocably appoint_____________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________________        Signed:______________________________
                                                  (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

Signature Guarantee: ______________________________

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the " Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and
(ii) June 29, 2006, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1) ______  to the Company or a subsidiary thereof; or

(2) ______  pursuant to and in compliance with Rule 1 44A under the Securities
            Act; or

(3) ______  to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ______  outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act;
            or

(5) ______  pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ______  pursuant to an effective registration statement under the Securities
            Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated: ____________________________         Signed:_____________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                         this Note)

Signature Guarantee: ______________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 1 44A under the Securities Act and is aware that the sale to it is being made in reliance on Rule I 44A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 1 44A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 1 44A.

Dated: ____________________________           __________________________________
                                              NOTICE: To be executed by an
                                              executive officer

                   [OPTION OF HOLDER TO ELECT PURCHASE OPTION]

                  If You Want To Elect To Have This Note purchased by the Company pursuant to Section 4.10, or 4.25 of the Indenture, check the appropriate box:

                     Section 4.10 [ ]

                     Section 4.25 [ ]

                  I If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.25 of the Indenture, state the amount you elect to have purchased:

$___________________________________

Dated:__________________________          ______________________________________
                                           NOTICE:   The signature on this
                                                     assignment must correspond
                                                     with the name as it appears
                                                     upon the face of the within
                                                     Note in every particular
                                                     without alteration or
                                                     enlargement or any change
                                                     whatsoever and be
                                                     guaranteed by the
                                                     endorser's bank or broker.

                                           Signature Guarantee:________________

                                                                       EXHIBIT B

                               [FORM OF THE UNITS]

                             VISKASE COMPANIES, INC.

                                      UNIT

CUSIP No.
No.                                                                  [___] Units

      This Global Unit is composed of the attached Global Senior Secured Note and Global Warrant certificate. The Global Unit, the Global Senior Secured Note and the Global Warrant certificate are collectively referred to herein as the "Securities." The Securities are initially issued as part of an issuance of 90,000 units (the "Units"), each of which consists of $1,000 principal amount at maturity of the 111/2% Senior Secured Notes due 2011 of Viskase Companies, Inc. (the "Company" and, such notes, collectively, the "Notes") and one warrant (collectively, the "Warrants") initially entitling the holder thereof to purchase 8.947 shares of common stock, par value $0.01 per share, of the Company (such shares, the "Warrant Shares").

      Prior to the earliest of(i) 180 days following the consummation of the offering of the Units, (ii) the date on which a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act of 1933, as amended (the "Securities Act"), (iii) the date on which a shelf registration statement with respect to the Warrant Shares is declared effective under the Securities Act and (iv) such date as Jefferies & Company, Inc., as the initial purchaser of the Units, in its sole discretion shall determine, the Notes and the Warrants may be transferred or exchanged only together as a Unit, and not separately.

      The Company and any transfer agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Unit (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

      AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS UNIT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. NEITHER THIS UNIT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH 17226149 REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS UNIT, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS UNIT IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH UNIT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS UNIT (OR ANY PREDECESSOR OF SUCH
UNIT), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS UNIT IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS UNIT FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS UNIT IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                           VISKASE COMPANIES, INC.

                                           By:__________________________________
                                              Name:
                                              Title:

Dated: June 29, 2004

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the Units consisting of an 11 Y Senior Secured Notes due 2011 in $1,000 principal amount and a Warrant to purchase 8.974 shares of Common Stock of Viskase Companies, Inc. referred to in the Indenture governing the within-mentioned Notes.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee

Dated: June 29, 2004                        By:_________________________________
                                                  Authorized Signatory

                                                                       EXHIBIT C

                             VISKASE COMPANIES, INC.

                      11-1/2 SENIOR SECURED NOTES DUE 2011

CUSIP No.
No. $

            Viskase Companies, Inc., a Delaware corporation, for value received promises to pay to ____________________, or registered assigns, the principal sum of _____________ DOLLARS ($[ ]) on June 15, 2011.

                  Interest Rate:            11-1/2%

                  Interest Payment Dates:   June 15 and December 15, commencing
                                            December 15, 2004

                  Record Dates:             June 1 and December 1

            Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                               VISKASE COMPANIES, INC.

                                               By:______________________________
                                                  Name:
                                                  Title:

Dated: _____________, 2004

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 11 Y Senior Secured Notes due 2011 referred to in the within- mentioned Indenture.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee

Dated: ___________, 2004                    By:_________________________________
                                               Authorized Signatory

                              (REVERSE OF SECURITY)

                      11-1/2 SENIOR SECURED NOTES DUE 2011

            1. Interest.

                  Viskase Companies Inc. (the " which term includes any Surviving Entity) promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2. Method of Payment.

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ( Legal Tender") However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar.

                  Initially, LaSalle Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co Registrar without notice to the Holders. Neither the Company nor any Affiliate of the Company shall act as Paying Agent or Registrar.

            4. Indenture.

                  The Notes were issued under an Indenture, dated as of June 29, 2004 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Registration Rights Agreement, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

            5. Guarantees.

                  Payment of principal and premium, if any, interest and Additional Interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by each of the Guarantors, if any. As of the Issue Date, there were no Guarantors, however, each future Domestic Restricted Subsidiary who is not an immaterial Subsidiary will become a Guarantor and in the event a Domestic Restricted Subsidiary is no longer an Immaterial Subsidiary, it will be a Guarantor of the Notes. As a result, the Domestic Restricted Subsidiary will execute the necessary documents to become bound by the Indenture and the other Documents.

            6. Redemption.

            (a) Optional Make-Whole Redemption At anytime prior to June 15, 2008, the Company may, at its option, redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

      (1) 100% of the aggregate principal amount of the Notes being redeemed;
and

      (2) the sum of the present values of 105% of the aggregate principal amount of such Notes and scheduled payments of interest on such Notes to and including June 15, 2008, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

            (b) Optional Redemption. At any time on or after June 15, 2008, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below:

Year                                                Percentage
----                                                ----------
2008 ............................................     105-3/4%
2009 ............................................     102-7/8%
2010 and thereafter 100%.........................         100%

In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed.

            (c) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2007, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amo of the Notes (including Additional Notes, if any) originally issued under the Indenture. The Notes will be redeemed at a redemption price of 111 `/2% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that:

      (1) at least 65% of the sum of(i) $90.0 million and (ii) the initial aggregate principal amount of Additional Notes issued under the Indenture after the Issue Date remain outstanding immediately after any such redemption; and

      (2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

            (d) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a p rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1 ,000; and provided, further that any such partial redemption made with the proceeds of an Equity Offering will be made only on a p rata basis or on as nearly a p rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part in multiples of $1,000 only.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

            7. Offers to Purchase.

                  C Sections 4.10 and 4.25 of the Indenture provide that after certain Asset Sales and upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. Denominations; Transfer; Exchange

                  The Notes are in registered form, without coupons, in denominations of $1,000 and any integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.

The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            9. Persons Deemed Owners.

                  The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            10. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            11. Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

            12. Amendment; Supplement; Waiver.

                  So long as an amendment, modification, waiver or supplement does not, in the opinion of the Trustee, and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect, the Company, any Foreign Grantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, may from time to time amend, modify, waive or supplement the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, and the Collateral Agreements, without consent of any Holder to, among other things, cure any ambiguity, defect or inconsistency; provide for uncertified Notes in addition to or in place of certified Notes; provide for the assumption of the Company's or a Guarantor's obligations to Holders in connection with a merger, consolidation or sale of assets; make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Agreements; comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; allow any Subsidiary or any other Person to guarantee the Notes; release a Guarantor as permitted by the Indenture and the relevant Guarantee; or add or release Collateral as permitted under the terms of the Indenture or Collateral Agreements. In formulating its opinion on such matters, each of the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

                  Without consent of each Holder affected thereby, no amendment, modification, waiver or supplement may, among other things, reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes; reduce the rate of or change the time for payment of interest, default interest or Additional Interest, if any, on any Notes; reduce the principal of or change the fixed maturity of any Notes, the redemption date or reduce the redemption price (other than any advance notice requirement with respect to any redemption of the Notes); make any Notes payable in money other than that stated in the Notes; change the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, or to bring suit to enforce such payment, permit Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; amend, change or modify in any material respect the obligation of the Company to make and consummate an Excess Cash Flow Offer, a Change of Control Offer or to effect any Net Proceeds Offer; or subordinate the Notes or any Guarantee in right of a payment to, or the Liens granted under the Collateral Agreements to any Lien on all or substantially all of the Collateral.

                  Without the consent of Holders of 66 2/3% of the then outstanding Notes issued under the Indenture, no amendment shall release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the term of the Indenture; or release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

            13. Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            14. Successors.

                  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            15. Defaults and Remedies.

                  If an Event of Default (other than certain events of bankruptcy) occurs and is continuing and has not been waived, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            16. Trustee Dealings with Company.

                  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Notes and may otherwise deal with the Company, any Subsidiaries of the Company or its respective Affiliates as if it were not the Trustee.

            17. No Recourse Against Others

                  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            18. Intercreditor Agreement

                  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement, dated as of June 29, 2004, by and among the Company, the LaSalle Bank National Association, as Trustee, and Wells Fargo Foothill, Inc., and all such replacement Intercreditor Agreements and each of the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Indenture.

            19. Excess Cash Flow Offer

                  Section 4.25 of the Indenture provides that within 90 days after the end of each fiscal year of the Company (beginning 90 days after the fiscal year of the Company ending in 2006) for which Excess Cash Flow was greater than or equal to $2.0 million and subject to further limitations, the Company must offer to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year at a purchase price in cash equal to 101 % of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of such purchase in accordance with the procedures set forth in the Indenture.

            20. Authentication

                  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. Governing Law

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            22. Waiver of Jury Trial

                  Each of the parties hereto and the holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

            23. Abbreviations and Defined Terms

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST ( Custodian), and U/G/MIA (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Viskase Companies, Inc., 625 Willowbrook Center Parkway, Willowbrook, IL 60527.

                               [FORM OF GUARANTEE]

            Each of the undersigned and their respective successors under the Indenture (collectively, the "Guarantors") has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of June 29, 2004, between the Company and LaSalle Bank National Association as Trustee (the "Indenture"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

            THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

                 (Print or type name, address and zip code and
                  social security or tax ID number of assignee

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________________            Signed:__________________________
                                                      (Sign exactly as your name
                                                       appears on the other side
                                                               of this Note)

Signature Guarantee: ______________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, or 4.25 of the Indenture, check the appropriate box:

               Section 4.10 [ ]

               Section 4.25 [ ]

            I If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.25 of the Indenture, state the amount you elect to have purchased:

$____________________________________

Dated:_________________________                _________________________________

                                               NOTICE: The signature on this
                                                       assignment must
                                                       correspond with the name
                                                       as it appears upon the
                                                       face of the within Note
                                                       in every particular
                                                       without alteration or
                                                       enlargement or any change
                                                       whatsoever and be
                                                       guaranteed by the
                                                       endorser's bank or
                                                       broker.

                                               Signature Guarantee:_____________

                                                                       EXHIBIT D

                         FORM OF LEGEND FOR GLOBAL NOTES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-OIB Accredited Investors

The LaSalle Bank
135 S. LaSalle, Suite 1960
Chicago, IL 60603

            Re: 11-1/2 Senior Secured Notes due 2011 (the "Notes") of Viskase Companies, Inc., a Delaware corporation (the "Company")

Ladies and Gentlemen:

            In connection with our proposed purchase of $______________ aggregate principal amount of the Notes, we confirm that:

            1. We have received a copy of the Offering Circular (the "Offering Circular"), dated June 17, 2004, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 29, 2004 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 1 44A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 1 44A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the % Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            8. We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

            This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                               Very truly yours,

                                               [Name of Transferee]

                                               By:______________________________
                                                      Authorized Signature

                                                                       EXHIBIT F

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-OIB Accredited Investors

The LaSalle Bank
135 S. LaSalle, Suite 1960
Chicago, IL 60603

            Re: 11-1/2 Senior Secured Notes due 2011 (the "Notes") of Viskase Companies, Inc., a Delaware corporation (the "Company")

Ladies and Gentlemen:

            In connection with our proposed sale of $_________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the " Act") and, accordingly, we represent that:

      1.    the offer of the Notes was not made to a person in the United
            States;

      2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

      3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      5. we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                               Very truly yours,

                                               [Name of Transferee]

                                               By:______________________________

                                       F-1